UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.       )
Filed by the Registrant
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Filed by a Party other than the Registrant
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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under §240.14a-12

CLEARWAY ENERGY, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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No fee required.

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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

# 2022

## Annual Meeting of Stockholders & Proxy Statement

Clearway Energy

DEFINITIVE PROXY STATEMENT
March 17, 2022
Dear Stockholder:
We are pleased to invite you to attend Clearway Energy, Inc.’s Annual Meeting of Stockholders, which will be held at 9 a.m., Eastern Time, on April 28, 2022. The Annual Meeting of Stockholders will be held in a virtual meeting format only, via live webcast on the Internet. Details regarding admission to the meeting and the business to be conducted are more fully described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.
Your vote is important. Whether or not you plan to attend the Annual Meeting, we hope you will vote as soon as possible. Information about voting methods is set forth in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.
On behalf of Clearway Energy, Inc., I thank you for your ongoing interest and investment in Clearway Energy, Inc. We are committed to acting in your best interests. If you have any questions with respect to voting, please call our proxy solicitor, MacKenzie Partners, Inc. at (800) 322-2885 (toll free).
Sincerely,
Jonathan Bram
Chairman of the Board
THIS PROXY STATEMENT AND PROXY CARD ARE
BEING DISTRIBUTED ON OR ABOUT MARCH 17, 2022.

Clearway Energy, Inc.
300 Carnegie Center, Suite 300, Princeton, New Jersey 08540
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
When:   Thursday, April 28, 2022, 9:00 a.m., Eastern Time
Where:   Virtual via live webcast on the Internet at www.virtualshareholdermeeting.com/CWEN2022. No physical meeting will be held.
We are pleased to invite you to join our Board of Directors and senior leadership at the Clearway Energy, Inc. 2022 Annual Meeting of Stockholders.
ITEMS OF BUSINESS:
1.
To elect nine directors.

2.
To approve, on a non-binding advisory basis, Clearway Energy, Inc.’s executive compensation.

3.
To ratify the appointment of Ernst & Young LLP as Clearway Energy, Inc.’s independent registered public accounting firm for the 2022 fiscal year.

4.
To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement.

RECORD DATE:
You are entitled to vote if you were a stockholder of record of our Class A, Class B, Class C or Class D common stock at the close of business on March 3, 2022.
By Order of the Board of Directors
KEVIN P. MALCARNEY
Executive Vice President, General Counsel and
Corporate Secretary
Voting Information
HOW TO VOTE:
Even if you plan to attend the Annual Meeting virtually, please vote right away using one of the following advance voting methods. Make sure to have your proxy card or voting instruction form in hand and follow the instructions in the card or form.
Via the Internet:
You may vote at www.proxyvote.com, from anywhere in the world, 24 hours a day, 7 days a week, up until 11:59 p.m. Eastern Time on April 27, 2022.
By phone:
If you live in the United States, you may vote 24 hours a day, 7 days a week, up until 11:59 p.m. Eastern Time on April 27, 2022, by calling 1-800-690-6903 from a touch-tone phone.
By mail:
If you received a paper copy of the materials, you may mark, sign, date and mail your proxy card or voting instruction card in the enclosed, postage-paid address envelope, as soon as possible as it must be received by the Company prior to April 28, 2022, the Annual Meeting date.
At the virtual meeting:
Stockholders of record at the close of business on March 3, 2022, or their legal proxy holders, will be able to access the Annual Meeting webcast, ask questions and vote online at www.virtualshareholdermeeting.com/CWEN2022 by entering their 16-digit control number provided on their proxy card. This website also will contain instructions to participate in the virtual Annual Meeting. Please see the Questions and Answers section beginning on page 63 for important information about participating in the virtual Annual Meeting. Additional questions may be directed to our proxy solicitor, MacKenzie Partners, Inc. at (800) 322-2885 or
proxy@mackenziepartners.com.

2022 ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT

PROXY STATEMENT HIGHLIGHTS
This summary highlights information contained elsewhere in this proxy statement (the “Proxy Statement”). This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement before voting. For information regarding Clearway Energy, Inc.’s 2021 performance, please review Clearway Energy, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2021 (the “2021 Form 10-K”).
ROADMAP OF VOTING MATTERS
Stockholders are being asked to vote on the following matters at the 2022 Annual Meeting of Stockholders (the “Annual Meeting”):
Board Recommendation
Proposal 1. Election of Directors (page 15)
The Board of Directors (the “Board”) and the Corporate Governance, Conflicts and Nominating Committee believe that the nine director nominees possess the necessary qualifications, attributes, skills and experience to provide advice and counsel to the Company’s management and effectively oversee the business and the long-term interests of our stockholders.	FOR each director nominee
Proposal 2. Approval, on a non-binding advisory basis, of Clearway Energy, Inc.’s executive compensation (the “Say on Pay Proposal”) (page 23)
The Company seeks a non-binding advisory vote to approve the compensation of its named executive officers (the “NEOs”) as described in the Compensation Discussion and Analysis (the “CD&A”) beginning on page 40 and the compensation tables and respective narrative discussion. The Board values stockholders’ opinions, and the Compensation Committee will take into account the outcome of the Say on Pay Proposal when considering future executive compensation decisions.	FOR
Proposal 3. Ratification of the appointment of Ernst & Young LLP as Clearway Energy, Inc.’s independent registered public accounting firm for the 2022 fiscal year (the “Ratification of Ernst & Young LLP’s Appointment Proposal”) (page 24)
The Audit Committee and the Board believe that the retention of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2022 fiscal year is in the best interests of the Company and its stockholders. As a matter of good corporate governance, stockholders are being asked to ratify the Audit Committee’s selection of Ernst & Young LLP.	FOR

CORPORATE GOVERNANCE HIGHLIGHTS
We are committed to maintaining high standards of corporate governance, which promote the long-term interests of our stockholders, strengthen Board and management accountability and help build public trust in the Company. The “Governance of the Company” section beginning on page 5 describes our corporate governance framework, which includes the following highlights:
• Separate Chairman and Chief Executive Officer	• Independent audit and governance committees
• 9 director nominees	• Regular executive sessions of independent directors
• 5 independent director nominees	• Anti-hedging and anti-pledging policies
• Risk oversight by full Board and committees	• Director orientation and continuing education program
• Annual self-evaluation of full Board and each committee	• Engagement on and oversight of environmental, social and governance (“ESG”) matters
• Lead Independent Director	• Board Diversity Policy

DIRECTOR NOMINEES
Name, Primary Occupation	Age	Director Since	Independent	Other Public Company Boards	Committee Memberships(1)
					A	C	GCN
Jonathan Bram	56	2018	NO	0		✓
Chairman of the Board of the Company, Founding Partner of Global Infrastructure Partners
Nathaniel Anschuetz	34	2018	NO	0
Principal at Global Infrastructure Partners
Brian R. Ford(2)	73	2013	YES	1	★	✓	✓
Former Chief Executive Officer of Washington Philadelphia Partners, LP
Jennifer Lowry	53	2022	YES	1	✓	✓	✓
Former Vice President of Risk, Treasury and Corporate Finance for McCormick & Company, Inc.
Bruce MacLennan	55	2018	NO	0
Partner of Global Infrastructure Partners
Ferrell P. McClean	75	2013	YES	0	✓	★	★
Former Managing Director at J.P. Morgan Chase & Co.
Daniel B. More	65	2019	YES	1	✓	✓	✓
Senior Advisor at Guggenheim Securities
E. Stanley O’Neal	70	2018	YES	2	✓	✓
Former Chairman of the Board and Chief Executive Officer of Merrill Lynch & Co.
Christopher S. Sotos	50	2013	NO	0
President and Chief Executive Officer of the Company

(1)
★ Chair ✓ Member

A = Audit Committee; C = Compensation Committee; GCN = Corporate Governance, Conflicts and Nominating Committee
(2)
Lead Independent Director

QUESTIONS AND ANSWERS
Please see the Questions and Answers section beginning on page 63 for important information about the proxy materials, voting and the Annual Meeting. Additional questions may be directed to our proxy solicitor, MacKenzie Partners, Inc. at (800) 322-2885 or proxy@mackenziepartners.com.
LEARN MORE ABOUT OUR COMPANY
You can learn more about the Company and view our governance materials and much more by visiting the “Corporate Governance” section of our website, www.clearwayenergy.com.
Please also visit our Annual Meeting website at www.proxyvote.com to easily access the Company’s proxy materials and vote through the Internet.

PROXY STATEMENT
We are providing these proxy materials to you in connection with the solicitation of proxies by the Board of Clearway Energy, Inc. for the Annual Meeting and for any adjournment or postponement of the Annual Meeting. The Annual Meeting will be held Thursday, April 28, 2022, at 9 a.m., Eastern Time. The Annual Meeting will be held in a virtual meeting format only, via live webcast on the Internet. In this Proxy Statement, “we,” “us,” “our,” “Clearway Energy,” “Clearway,” “CWEN” and the “Company” refer to Clearway Energy, Inc.
You are receiving this Proxy Statement because you own shares of our Class A, Class B, Class C or Class D common stock, par value $0.01 per share, that entitle you to vote at the Annual Meeting. By use of a proxy, you can vote whether or not you attend the Annual Meeting. The Proxy Statement describes the matters on which we would like you to vote and provides information on those matters.
Important Notice Regarding the Availability of Proxy Materials
for the Annual Meeting of Stockholders to be held on Thursday, April 28, 2022
Each of the Notice of Annual Meeting, this Proxy Statement and our 2021 Form 10-K is available at www.proxyvote.com. If you would like to receive, without charge, a paper copy of our 2021 Form 10-K, including the financial statements and the financial statement schedules, please send your request to Investor Relations, 300 Carnegie Center, Suite 300, Princeton, New Jersey 08540.
GOVERNANCE OF THE COMPANY
CORPORATE GOVERNANCE GUIDELINES AND CHARTERS
The Board has adopted Corporate Governance Guidelines (the “Guidelines”) that, along with the Amended and Restated Certificate of Incorporation, the Fourth Amended and Restated Bylaws (the “Bylaws”) and the written charters of the committees of the Board (the “Committees”), provide the framework for the governance of the Company. The Board’s Corporate Governance, Conflicts and Nominating Committee is responsible for periodically reviewing the Guidelines and recommending any proposed changes to the Board for approval. The Guidelines are available on the Corporate Governance section of the Company’s website at www.clearwayenergy.com, along with the written charters of all of the Committees and the Company’s Code of Business Conduct and Ethics (the “Code of Conduct”). The Guidelines, the charters of all of the Committees and the Code of Conduct are also available in print to any stockholder upon request. Stockholders who desire to receive such items in print may request them from the Company’s Corporate Secretary by writing to Clearway Energy, Inc., 300 Carnegie Center, Suite 300, Princeton, New Jersey 08540.
CONTROLLED COMPANY
The funds comprising Global Infrastructure Partners III (“GIP”), through its portfolio company, Clearway Energy Group LLC (formerly Zephyr Renewables, LLC) (“CEG”), control more than 50% of the combined voting power of our common stock and has the voting power to elect the members of our Board. Thus, for purposes of the New York Stock Exchange (“NYSE”) rules, we are a “controlled company.” Controlled companies under those rules are companies of which more than 50% of the voting power for the election of directors is held by an individual, a group or another company. As a controlled company, we may take advantage of certain exemptions from corporate governance requirements provided in the NYSE rules. Specifically, we are not required to have (a) a majority of independent directors, (b) a nominating/corporate governance committee composed entirely of independent directors, (c) a compensation committee composed entirely of independent directors or (d) an annual performance evaluation of the nominating/corporate governance and compensation committees. Therefore, our stockholders may not have the same protections afforded to stockholders of companies that are subject to all of the applicable NYSE rules.
We currently avail ourselves of the majority of independent directors exemption and the entirely independent compensation committee exemption. However, we have elected to have a Corporate Governance, Conflicts and Nominating Committee consisting entirely of independent directors and we conduct an annual performance evaluation of the Committees. The controlled company exemption does not modify the independence requirements for the Audit Committee, and we comply with the requirements of the Sarbanes-Oxley Act of 2002 and the NYSE rules, which require that our Audit Committee be composed of at least three members, all of whom are independent.
BOARD STRUCTURE AND LEADERSHIP
• Chairman of the Board: Jonathan Bram	• Lead Independent Director: Brian R. Ford
• Number of directors: 9	• Regular executive sessions of independent directors
• Number of regular meetings in 2021: 5	• Audit and Corporate Governance, Conflicts and Nominating Committees composed of all independent directors
• Number of special meetings in 2021: 5
• Annual election of directors	• Active engagement by all directors
• Separate Chairman and Chief Executive Officer
Our Board is responsible for, among other things, overseeing the conduct of our business, reviewing and, where appropriate, approving our long-term strategic, financial and organizational goals and plans, and reviewing the performance of our Chief Executive Officer (the “CEO”) and any other members of senior management. Our Board conducts an annual self-evaluation, which includes a review of any areas in which the Board or management believes the Board can make a better contribution to our corporate governance, as well as a review of the committee structure and an assessment of the Board’s compliance with corporate governance principles. In fulfilling the Board responsibilities, directors have full access to our management and independent advisors.
During the 2021 fiscal year, all directors attended at least 75% of the meetings of the Board and Committees on which they served in 2021. Non-management directors meet in executive session regularly following Board meetings. Directors are encouraged to attend the annual meetings of stockholders. All of the directors who served as such at the time of the meeting attended the 2021 Annual Meeting of Stockholders.
As stated in the Guidelines, the Board understands that there is no single, generally accepted approach to providing Board leadership and that it is in the best interests of the Company for the Board to make a determination regarding whether or not to separate the roles of Chairman and CEO based upon the present circumstances. Currently, Jonathan Bram, a non-executive director and Founding Partner of GIP, our majority voting stockholder, serves as Chairman of the Board. Irrespective of the Company’s current practice, the Board believes that an effective board leadership structure is highly dependent on the experience, skills and personal interaction between persons in leadership roles. Although our Board believes that the separation of the Chairman and CEO roles is appropriate under current circumstances, it will continue to review this issue periodically to determine whether, based on the relevant facts and circumstances, the combination of these offices would serve the Company’s best interests and the best interests of its stockholders.
Our President and CEO, Mr. Sotos, and the Chairman, Mr. Bram, work together in complementary roles. Mr. Sotos focuses on the day-to-day operations of the Company and establishes the Company’s strategic plan. Mr. Bram leads the Board’s responsibilities for reviewing, approving and monitoring fundamental financial and business strategies and major corporate actions, assessing major risks facing the Company and management, and he presides over the Board and its Committees as they perform their oversight functions. The Board believes that these complementary roles provide the appropriate governance structure for the Company.
When the Chairman is a director affiliated with our majority owner, GIP, or a member of Company management, or when the independent directors determine that it is in the best interests of the Company, the independent directors will annually appoint from among themselves a Lead Independent Director. Mr. Ford is currently the Lead Independent Director. As Lead Independent Director, Mr. Ford is responsible for the activities of the independent directors and is authorized to call meetings of the independent directors, chairs executive sessions of the independent directors, and performs the other duties either specified in the Guidelines or as assigned from time to time by the Board.

GOVERNANCE PRACTICES
The Board has taken a proactive approach in applying leading governance practices. As described in the Guidelines, the Board follows a series of governance practices that it believes foster effective Board oversight and accountability to you, our stockholders. These practices include:
•
succession planning for the CEO and other senior management;

•
annual performance evaluations of the Board and each of its standing Committees, as well as periodic peer review for individual directors;

•
director orientation and continuing education program, including Company site visits and information sessions with Company management at relevant sites; and

•
access to and engagement of outside advisors and consultants to assist the Board and the Committees in the performance of their duties, as appropriate.

RISK OVERSIGHT
• The Board has responsibility for overall risk oversight of the Company.
•
The Audit Committee oversees financial risks.

•
The Compensation Committee oversees risks related to compensation policies and practices.

•
The Corporate Governance, Conflicts and Nominating Committee oversees risks related to governance practices, including ESG-related matters, conflicts of interest or changes of control and related person transactions.

•
Risk oversight includes understanding the material risks to the business and what steps management is taking or should be taking to manage those risks, as well as understanding and determining the appropriate risk appetite for the Company.

•
To define the Company’s risk appetite, the Board reviews and approves the annual business plan, budget and long-term plan, strategic initiatives, individual development projects, capital raising, acquisitions and divestitures, and capital allocation plan.

The Board does not have a separate risk committee, but instead believes that the entire Board is responsible for overseeing the Company’s risk management with the assistance of management and the Committees. The Board performs its risk oversight function in several ways. The Board monitors, reviews and reacts to strategic and corporate risks through reports by management and Committees. The Chair of each of the Committees regularly report to the Board on all matters reviewed by their Committees, thereby providing the full Board with the opportunity to identify and discuss any risk-related issues or request additional information from management or the Committees that may assist the Board in its risk oversight role. To this end, risk-related issues presented to each Committee are routinely presented to the full Board to ensure proper oversight.
With the full Board providing the top level of risk oversight, the Committees have a more specific risk oversight role for matters that fall under their purview. The Audit Committee considers the Company’s policies with respect to risk assessment and risk management. The Audit Committee also oversees financial risks, which includes reviewing the effectiveness of our internal controls, conducting a detailed review of the financial portions of the Company’s SEC reports, approving the independent auditor and the annual audit plan, and receiving and considering periodic reports from the Company’s independent auditor, the Company’s internal auditor and the Company’s corporate compliance officer. In addition, the Audit Committee oversees risks related to information technology systems and cybersecurity matters.
The Compensation Committee oversees risks related to our compensation policies and practices with input from management, and reviews the Company’s compensation policies and practices to determine whether they subject the Company to unnecessary risk. As a result of the review, management and the Compensation Committee have concluded that the Company’s compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

The Corporate Governance, Conflicts and Nominating Committee oversees risks related to our governance practices, including but not limited to, Board and Committee membership and Board effectiveness, as well as risks related to perceived conflicts of interest or changes of control and acquisitions of the CEG ROFO Assets (as defined and described in “Certain Relationships and Related Person Transactions”) from, and agreements that we have in place with, CEG, and its affiliates, and other related person transactions. The Corporate Governance, Conflicts and Nominating Committee is also responsible for reviewing and assessing risks from ESG-related matters.
DIRECTOR NOMINEE SELECTION PROCESS
The Corporate Governance, Conflicts and Nominating Committee is responsible for identifying individuals that the Committee believes are qualified to become Board members in accordance with criteria set forth in the Guidelines. These criteria include (1) relevant knowledge, diversity of background and experience in areas including business, finance, accounting, marketing, as well as “next-generational” experience, such as technology, cybersecurity and social communication; (2) personal qualities of leadership, character, judgment and whether the candidate possesses a reputation in the community at large of integrity, trust, respect, competence and adherence to the highest ethical standards; (3) roles and contributions valuable to the business community; and (4) whether the candidate is free of conflicts, including the candidate’s qualification as “independent” under the various standards applicable to the Board and its committees, and has the time required for preparation, participation and attendance at meetings. The Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all Board members.
The Corporate Governance, Conflicts and Nominating Committee’s process for identifying and evaluating director nominees may also include consultation with all directors, solicitation of proposed nominees from all directors, the engagement of one or more professional search firms (if deemed appropriate), interviews with prospective nominees by the Committee (and other directors, if deemed appropriate) and recommendations regarding qualified candidates to the full Board.
In December 2020, in addition to the emphasis in the Guidelines on diversity of backgrounds and perspectives on the Board, the Board adopted a formal diversity policy (the “Diversity Policy”). The Diversity Policy is driven by the Company’s view that the Board should include members with diverse backgrounds, skills and experience, including appropriate financial and other expertise relevant to the business of the Company. The Diversity Policy supports periodically adding new perspectives to the Board to help the Company adapt to changing business trends and affirms that this is a policy. The Corporate Governance, Conflicts and Nominating Committee seeks to achieve diversity within the Board and adheres to the Company’s philosophy of maintaining an environment free from discrimination on the basis of race, color, religion, sex, sexual orientation, gender identity, age, national origin, disability, veteran status or any protected category under applicable law. The composition of the current Board reflects diversity in business and professional experience and skills.
Stockholder-Recommended Director Candidates
The Corporate Governance, Conflicts and Nominating Committee considers nominations by stockholders who recommend candidates for election to the Board. A stockholder seeking to recommend a prospective candidate for the Committee’s consideration may do so by writing to the Corporate Secretary, at Clearway Energy, Inc., 300 Carnegie Center, Suite 300, Princeton, New Jersey 08540, and by following the requirements to submit nominees discussed under “Stockholder Proposals or Stockholder Nomination of Director to be brought at the 2023 Annual Meeting (without Inclusion in the Company’s Proxy Statement).”
Stockholder-Nominated Director Candidates
As discussed under “Requirements for Submission of Stockholder Proposals for the 2023 Annual Meeting of Stockholders,” stockholders intending to appear at the 2023 Annual Meeting in order to nominate a candidate for election by the stockholders at the meeting (in cases where the Board does not intend to nominate the candidate or where the Corporate Governance, Conflicts and Nominating Committee was not requested to consider his or her candidacy) must comply with the procedures in the Bylaws, a copy of which is available upon request to the Company’s Corporate Secretary.

BOARD COMMITTEES
The Board has the following three standing Committees:
•
Audit

•
Compensation

•
Corporate Governance, Conflicts and Nominating

The membership and the functions of each Committee are described below.
Audit Committee
•
Current Members: Brian R. Ford (Chair), Jennifer Lowry, Ferrell P. McClean, Daniel B. More, E. Stanley O’Neal

•
Number of meetings in 2021: 4

•
Audit Committee Financial Experts: Brian R. Ford, Jennifer Lowry, Ferrell P. McClean, Daniel B. More, E. Stanley O’Neal

•
Primary Responsibilities: appoints, retains, oversees, evaluates, and compensates the independent auditors; reviews the annual audited and quarterly consolidated financial statements; and reviews major issues regarding accounting principles and financial statement presentations.

•
Independence: all members

The Audit Committee represents and provides assistance to the Board with respect to matters involving the accounting, auditing, financial reporting, internal control and legal compliance functions of the Company and its subsidiaries, including assisting the Board in its oversight of the integrity of the Company’s financial statements, compliance with legal and regulatory requirements, the qualifications, independence, and performance of the Company’s independent auditors, the performance of the Company’s internal audit function, and effectiveness of the Company’s financial risk management.
Among other things, the Audit Committee:
(1)
appoints, retains, oversees, evaluates, compensates, and terminates the independent auditors;

(2)
reviews the annual audited and quarterly consolidated financial statements with management and independent auditors;

(3)
reviews significant accounting and reporting issues, including significant changes in Company’s application of accounting principles and recent professional or regulatory pronouncements;

(4)
reviews major issues regarding accounting principles and financial statement presentations;

(5)
reviews earnings press releases and earnings guidance provided to analysts and rating agencies;

(6)
reviews and pre-approves all audit and permitted non-audit services provided by the independent auditors;

(7)
resolves disagreements between management and independent auditors regarding financial reporting;

(8)
considers the adequacy and effectiveness of the Company’s internal control and reporting system;

(9)
reviews and approves the internal corporate audit staff functions and sets hiring policies for employees or former employees of the independent auditors;

(10)
reviews and concurs the appointment, replacement, and dismissal of the Chief Audit Executive;

(11)
ensures rotation of the lead or coordinating audit partner;

(12)
discusses policies with respect to risk assessment and risk management, including the Company’s major financial risk exposures and the effectiveness of the Company’s system for monitoring compliance with laws and regulations, and reviews the Company’s tax policies and findings of regulatory agencies and independent auditors;
(13)
reports regularly to the Board regarding its activities and prepares and publishes required annual Committee reports;

(14)
reviews updates from management and Company legal counsel regarding compliance matters that may be material to financial performance or reporting obligations;

(15)
discusses with management and the internal audit executive compliance by the Company and its subsidiaries with material applicable laws and regulations and the Code of Conduct;

(16)
establishes confidential and anonymous procedures for the receipt, retention, and treatment of complaints and concerns regarding accounting, internal accounting controls, or auditing matters;

(17)
oversees the internal audit and corporate compliance functions;

(18)
prepares the report required to be included in the Company’s proxy statement; and

(19)
annually evaluates the performance of the Audit Committee and the adequacy of its charter.

The Board has determined that all of the current Audit Committee members are independent according to the rules and regulations of the SEC and the listing standards of the NYSE with respect to audit committee membership.
Compensation Committee
•
Current Members: Ferrell P. McClean (Chair), Jonathan Bram, Brian R. Ford, Jennifer Lowry, Daniel B. More, E. Stanley O’Neal

•
Number of meetings in 2021: 7

•
Primary Responsibilities: oversees the Company’s overall compensation structure, policies and programs; evaluates the performance of the CEO and other senior executives against goals and objectives relevant to their compensation; and reviews the compensation of directors for service on the Board and its Committees.

•
Independence: 5 members

The Compensation Committee provides leadership and guidance to the Board regarding the Company’s overall compensation strategy, structure, policies and programs.
Among other things, the Compensation Committee:
(1)
reviews and recommends to the Board for approval annual and long-term goals and objectives relevant to the compensation of the CEO, evaluates the performance of the CEO in light of those goals and objectives, and determines, approves and recommends to the Board for approval, the CEO’s compensation level based on such evaluation;

(2)
reports to the Board with respect to the Chief Financial Officer (the “CFO”), any executive or senior vice presidents and any other officer designated by the Board and compensated by the Company (other than the CEO) on (i) the review of annual and long-term goals and objectives relevant to their compensation, (ii) the evaluations of their performance in light of those goals and objectives, (iii) the determination and approval of compensation levels based on such evaluations, and (iv) the review and approval of any incentive awards and opportunities, employment arrangements, severance arrangements, change-in-control provisions affecting any elements of compensation and benefits and any special or supplemental compensation and benefits;

(3)
reviews and recommends to the Board the compensation, incentive compensation and equity-based plans that are subject to Board approval;

(4)
recommends to the Board stock option and other stock incentive awards for the CEO and approves stock option and other stock incentive awards for officers other than the CEO (the CEO and other officers may not be present during voting or deliberations with respect to his or her compensation);
(5)
reviews and discusses with management the CD&A to be included in the Company’s proxy statement or annual report on Form 10-K, and based on such review and discussions, recommends to the Board that the CD&A be included in the Company’s proxy statement or annual report on Form 10-K;

(6)
reviews and oversees the Company’s overall compensation strategy, structure, policies, programs, risk profile and any stockholder advisory votes on the Company’s compensation practices and assesses whether the compensation structure establishes appropriate incentives for management and employees;

(7)
establishes, reviews and approves any changes to the Company’s policy on recoupment of incentive compensation in the event of a financial restatement or other events that could require the recoupment or forfeiture of incentive compensation;

(8)
recommends and monitors officers’ and directors’ compliance regarding any stock ownership guidelines;

(9)
reviews the compensation of directors for service on the Board and its Committees and recommends changes in compensation to the Board;

(10)
retains and terminates any adviser to assist the Compensation Committee in the performance of its duties, but only after taking into consideration all factors relevant to the adviser’s independence from management; and

(11)
annually evaluates the performance of the Compensation Committee and the adequacy of its charter.

The Compensation Committee may delegate to one or more subcommittees such power and authority as the Compensation Committee deems appropriate. No subcommittee can consist of fewer than two members, and the Compensation Committee may not delegate to a subcommittee any power or authority that is required by any law, regulation or listing standard to be exercised by the Compensation Committee as a whole.
The Compensation Committee has the authority to retain at the expense of the Company such outside counsel, experts, and other advisors as it determines appropriate to assist it in the full performance of its functions, including sole authority to retain and terminate any compensation consultant used to assist the Compensation Committee in the evaluation of directors, or, if applicable, CEO or senior executive compensation, and to approve the consultant’s fees and other retention terms. Pay Governance served as the Compensation Committee’s independent compensation consultant for fiscal year 2021. The Compensation Committee’s independent compensation consultants, Pay Governance, worked with the Compensation Committee in connection with the director compensation, executive compensation programs, and the CEO evaluation process.
The Board has determined that Ms. McClean, Mr. Ford, Ms. Lowry, Mr. More and Mr. O’Neal are independent under the listing standards of the NYSE and that they are “nonemployee directors” for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
Corporate Governance, Conflicts and Nominating Committee
•
Current Members: Ferrell P. McClean (Chair), Brian R. Ford, Jennifer Lowry, Daniel B. More

•
Number of meetings in 2021: 12

•
Primary Responsibilities: recommends director candidates to the Board; makes recommendations on Board and Committee structure and function and governance related matters; oversees the evaluation of the Board and Committees; reviews potential conflict transactions between the

Company and any affiliated parties, including GIP and CEG, and any change of control of the Company; and reviews and makes recommendations to the Board regarding ESG matters.
•
Independence: all members

The Corporate Governance, Conflicts, and Nominating Committee provides leadership and guidance to the Board and to the Company regarding matters of corporate governance, transactions involving potential conflicts of interest or changes of control, the selection and evaluation of members of the Board, the Board and committees annual performance review and ESG matters.
Among other things, the Corporate Governance, Conflicts and Nominating Committee:
(1)
identifies and reviews the qualifications of potential nominees to the Board consistent with criteria approved by the Board, including the relative experience, strength and conviction of independent directors;

(2)
assesses the contributions and independence of incumbent directors in determining whether to recommend them for re-election;

(3)
develops, periodically evaluates, and oversees compliance with the Guidelines and recommends any changes to the Guidelines to the Board;

(4)
establishes and reviews procedures for the consideration of Board candidates recommended by the Company’s stockholders;

(5)
reviews and approves potential conflict transactions between the Company and any affiliated parties, including GIP and CEG, with respect to acquisitions of assets and other transactions, including, but not limited to, the evaluation of acquisition opportunities presented to the Company pursuant to the Right of First Offer Agreement by and between the Company and CEG, as described in “Certain Relationships and Related Person Transactions — Right of First Offer Agreements”;

(6)
reviews and approves strategic transactions involving the transfer of 50% or more of the voting power in the Company;

(7)
periodically reviews relationships between the Company and each director and reports the results of its review to the Board for purposes of determining whether directors satisfy independence requirements;

(8)
makes recommendations to the Board concerning the structure, composition, and functioning of the Board and its committees, and periodically reviews the succession planning for directors (particularly the independent directors), including a review of the Board’s “next-generational” skills and experience in areas such as technology, cybersecurity and social communication;

(9)
recommends to the Board candidates for appointment to Board committees;

(10)
reviews and assesses the channels through which the Board receives information, and the quality and timeliness of information received;

(11)
reviews and recommends to the Board retirement and other tenure policies for directors;

(12)
reviews and approves Company policies applicable to the Board, the directors and officers subject to Section 16 of the Exchange Act;

(13)
reviews and reports to the Board regarding potential conflicts of interests of directors;

(14)
recommends to the Board director candidates for the annual meeting of stockholders, and candidates to be elected by the Board as necessary to fill vacancies and newly created directorships;

(15)
oversees the evaluation of the Board, its committees and management, and develops and recommends to the Board an annual self-evaluation process of the Board and its Committees;

(16)
monitors directorships in other public companies held by directors and senior officers of the Company;

(17)
oversees the orientation process for new director and programs for the continuing education of directors;

(18)
reviews developing trends and emerging ESG matters, as well as the Company’s strategies, activities polices and communications regarding ESG matters, and makes recommendations to the Board regarding potential actions by the Company; and

(19)
performs such other duties and responsibilities as are consistent with the purpose of the Committee and as the Board deems appropriate.

The Board and each of the Committees conduct annual self-evaluations to assess their effectiveness and review their charters. Individual directors are also evaluated by the Board. The Corporate Governance, Conflicts and Nominating Committee coordinates each of these annual evaluations.
The Board has determined that all of the Corporate Governance, Conflicts, and Nominating Committee members are independent under the listing standards of the NYSE.
CODE OF CONDUCT
Our Board has adopted a Code of Conduct that applies to all of our directors and employees, including our officers. Our Code of Conduct is available on our website. If we amend or grant a waiver of one or more of the provisions of our Code of Conduct, we intend to satisfy the requirements under Item 5.05 of Form 8-K regarding the disclosure of amendments to or waivers from provisions of our Code of Conduct that apply to our principal executive, financial and accounting officers by posting the required information on our website. Our website is not part of this Proxy Statement.
ANTI-HEDGING AND ANTI-PLEDGING POLICIES
The Company prohibits executive officers, directors and employees from directly or indirectly engaging in any kind of hedging transaction that could reduce or limit their economic risk with respect to their holdings, ownership or interest in the Company’s securities including prepaid variable forward contracts, equity swaps, collars, puts, calls and options. The Company also prohibits executive officers, directors and employees from directly or indirectly engaging in any transaction in which the Company’s securities are being pledged.
COMMUNICATION WITH DIRECTORS
Stockholders and other interested parties may communicate with the Board by writing to the Corporate Secretary, Clearway Energy, Inc., 300 Carnegie Center, Suite 300, Princeton, New Jersey 08540. Communications intended for a specific director or directors should be addressed to their attention to the Corporate Secretary at the address provided above. Communications received from stockholders are forwarded directly to Board members as part of the materials mailed in advance of the next scheduled Board meeting following receipt of the communications. The Board has authorized the Corporate Secretary, in his discretion, to forward communications on a more expedited basis if circumstances warrant or to exclude a communication if it is illegal, unduly hostile or threatening, or similarly inappropriate. Advertisements, solicitations for periodical or other subscriptions, and other similar communications generally will not be forwarded to the directors.
ESG and Sustainability
We are committed to engaging with our stakeholders on environmental, social and governance (ESG) matters in a proactive, holistic and integrated manner. We strive to provide recent, credible and comparable data to ESG agencies while engaging institutional investors and investor advocacy organizations around ESG issues. As described above, the Corporate Governance, Conflicts and Nominating Committee reviews developing trends and emerging ESG matters, as well as the Company’s strategies, activities, policies and communications regarding ESG matters, and makes recommendations to the Board regarding potential actions by the Company. Our Board is committed to active oversight of our ESG-related matters, including reviewing the status and performance of our ESG initiatives at least semi-annually. To learn more about our ESG practices, visit our website at www.investor.clearwwayenergy.com/green-bonds.
Since December 2019, we have issued approximately $2.1 billion of corporate green bonds under a green bond framework that applies the net proceeds to finance or refinance, in part or in full, new and existing projects and assets meeting certain criteria focused on the supply of energy from renewable resources, including solar energy and wind energy. Our green bond framework received a second party opinion from Sustainalytics, an outside consultant with recognized expertise in ESG research and analysis, with respect to the credibility of the green bond framework and its alignment with the four core components of our Green Bond Principles (2018). In addition, our Board has approved a goal of achieving “net zero” carbon emissions for our operations by 2050.
We include safety performance goals in the annual incentive plan for our management and we had zero fatalities in 2021. In response to the ongoing coronavirus (COVID-19) pandemic, we have implemented preventative measures and developed corporate and regional response plans to protect the health and safety of our employees, customers and other business counterparties, while supporting our suppliers and customers’ operations to the best of our ability in the circumstances. The Company also has modified certain business practices (including limiting non-essential business travel, implementing a temporary work-from-home policy for employees who can execute their work remotely and encouraging employees to adhere to local and regional social distancing, more stringent hygiene and cleaning protocols across the Company’s facilities and operations and self-quarantining recommendations) to support efforts to reduce the spread of COVID-19 and its variants and to conform to government restrictions and best practices encouraged by governmental and regulatory authorities. The Company continues to evaluate these measures, response plans and business practices in light of the evolving effects of COVID-19 and its variants.
As discussed in greater detail below, we have focused our diversity, equity and inclusion efforts in three areas: Our People, Our Product & Customers and Our Purchasing — through our launch of our Equity, Partnership & Inclusion Council, or EPIC. With the involvement of our employees, EPIC is advancing efforts in each of these areas to identify and implement opportunities for us to address equity, partnership and inclusion issues in its business activities.
Human Capital
We focus on attracting, developing and retaining a team of highly talented and motivated employees. We also depend upon personnel of CEG for the provision of management, administration O&M and certain other services at certain of our renewable generation facilities. For more detail regarding our relationship with CEG, see “Certain Relationships and Related Person Transactions.” We regularly conduct assessments of our compensation and benefit practices and pay levels to help ensure that staff members are compensated fairly and competitively. We devote extensive resources to staff development and training, including tuition assistance for career-enhancing academic and professional programs. Employee performance is measured in part based on goals set in alignment with our annual objectives. We recognize that our success is based on the talents and dedication of those we employ, and we are highly invested in their success.
We are committed to maintaining a workplace that acknowledges, encourages, and values diversity and inclusion. We believe that individual differences, experiences, and strengths enrich the culture and fabric of our organization. Having employees with backgrounds and orientations that reflect a variety of viewpoints and experiences also helps us to better understand the needs of our customers and the communities in which we operate.
By leveraging the multitude of backgrounds and perspectives of our team and developing ongoing relationships with diverse vendors, we achieve a collective strength that enhances the workplace and makes the Company a better business partner for our customers and others with a stake in our success.
In 2020, we launched our Equity, Partnership & Inclusion Council. As part of our commitment, the Company provides education on topics related to diversity, inclusion, and anti-racism. We also identified three areas of focus — Our People, Our Product & Customers and Our Purchasing. With the involvement of our employees, EPIC is advancing efforts in each of these areas to identify and implement opportunities for us to address equity, partnership and inclusion issues in our business activities.
Our People focuses on education and training; diversity, equity and inclusion policies and recruitment strategies; community and industry partnerships; and maintaining high employee engagement and retention.
Our Product & Customers focuses on pursuing opportunities that provide more equitable access to renewable energy for low-to-moderate income customers; supporting the diversity, equity and inclusion goals of the Company’s offtakers; and meaningfully representing that work in the external market.
Our Purchasing focuses on establishing a non-discriminatory practices standard for the Company’s suppliers, diverse vendor sourcing and benchmarking.
In addition to the personnel of CEG, we rely on other third-party service providers in the daily operations of our conventional facilities and certain renewable facilities.

PROPOSALS TO BE VOTED ON
PROPOSAL NO. 1
ELECTION OF DIRECTORS
Each of the nine nominees for director named in this Proxy Statement has been nominated by the Board upon recommendation of the Corporate Governance, Conflicts and Nominating Committee. The persons named as proxies on the proxy card intend to vote the proxies for the election of the nominees listed below to the Board. Proxies cannot be voted for a greater number of persons than the number of nominees named. Each nominee listed below has consented to being named in this Proxy Statement and to serve as a director if elected. The biography for each nominee includes the specific experience, qualifications, attributes and skills that led the Board to conclude that the nominee should serve as a director. The Board believes that each of the directors has valuable individual skills and experiences that, taken together, provide the Company with the variety and depth of knowledge, judgment and vision necessary to provide effective oversight of the Company.
Nominees for Director
The following nine directors are being nominated for a one-year term, and will be elected annually. Each director will hold office until his or her successor has been duly elected and qualified or until the director’s earlier death, resignation or removal.

Jonathan Bram
Age: 56
Chairman of the Board
Compensation Committee
Mr. Bram has served as a director and Chairman of the Board since August 2018. Mr. Bram is a Founding Partner of GIP and serves on its Investment and Operating Committees. He leads GIP’s Power industry investment team in North America. Prior to the formation of GIP in 2006, Mr. Bram spent 15 years at Credit Suisse as a Managing Director in the Investment Banking Division, where he served as Co-Head of the Global Industrial and Services Group. From 2002 to 2004, he was Chief Operating Officer of the Investment Banking Division and prior to that time he was co-head of corporate finance for the 150 person U.S. Energy Group. Mr. Bram represented the firm in raising more than $30 billion of debt and equity capital for electric utilities and independent power generators globally. These companies and projects included renewable power facilities that utilized wind, solar, geothermal and hydroelectric technologies. Mr. Bram is also a member of the Board of Directors of Clearway Energy Group LLC and previously served on the boards of Terra-Gen Power, Guacolda Energia, S.A. and Channelview Cogeneration. Mr. Bram holds an A.B. in Economics from Columbia College. Mr. Bram’s significant experience in investment banking for, and investments in, energy and power companies, as well as his leadership role at GIP, provide strong financial and transactional experience to our Board.

Nathaniel Anschuetz
Age: 34
Mr. Anschuetz has served as a director since August 2018. Mr. Anschuetz is a Principal at GIP. Prior to joining GIP in 2012, Mr. Anschuetz was an Analyst in the Power & Utilities Coverage Group at Citigroup from June 2010 through June 2012. Mr. Anschuetz is also a member of the Board of Directors of Clearway Energy Group LLC and Eolian. Mr. Anschuetz graduated with cum laude honors from Columbia College in 2010 with an A.B. in Economics and Operations Research, and a concentration in Sustainable Development. Mr. Anschuetz’s financial expertise provides significant value to our Board.

Brian R. Ford
Age: 73
Lead Independent Director
Audit Committee (Chair)
Compensation Committee
Corporate Governance, Conflicts and Nominating Committee
Mr. Ford has served as a director since July 2013 and Lead Independent Director since January 2019. Mr. Ford was the Chief Executive Officer of Washington Philadelphia Partners, LP, a real estate investment company, from 2008 through 2010. He retired as a partner from Ernst & Young LLP in June 2008 where he had been employed since 1971. Mr. Ford currently serves on the board of FS Investment Corporation portfolios, a specialty finance company that invests primarily in the debt securities of private U.S. middle-market companies, since 2013, where he also serves as the chairman of the audit committee. He also serves on the board of Drexel University. From 2013 to 2020, Mr. Ford served on the board of AmeriGas Propane, Inc., where he also served as a member of its audit and corporate governance committees. Mr. Ford received his B.S. in Economics from Rutgers University. Mr. Ford’s extensive experience in accounting and public company matters provides strong financial, audit and accounting skills to our Board.

Jennifer Lowry
Age: 53
Corporate Governance, Conflicts and Nominating Committee
Compensation Committee
Audit Committee
Ms. Lowry has served as a Director since February 2022. Ms. Lowry served as Vice President of Risk, Treasury and Corporate Finance for McCormick & Company, Inc. from October 2019 through July 2021, and as Vice President of Corporate Finance from November 2016 through October 2019. From 2012 to 2016, Ms. Lowry held management positions with Exelon Corporation as Senior Vice President, Generation Company Strategy, and Constellation Energy Group, Inc as Vice President and Treasurer. Prior to that, she held executive positions at companies within the electric power industry, including AES Corporation and Cogentrix Energy Group, Inc. Ms. Lowry served on numerous governing committees within Constellation and Exelon and, from 2020 to 2022, was Chair of the Maryland Zoo Board of Trustees. Ms. Lowry has also been a member of the Board of Directors of MYR Group, Inc. since 2018, and currently serves on its Audit Committee. Ms. Lowry’s financial and energy industry experience provides significant value to our Board.

Bruce MacLennan
Age: 55
Mr. MacLennan has served as a director since August 2018. Mr. MacLennan is a Partner of GIP and serves on its Investment and Operating Committees. Prior to joining GIP at its formation in 2006, Mr. MacLennan spent eight years at Credit Suisse, where he most recently served as a Director in the Investment Banking Division. Previously, he spent six years at Citibank and Citicorp Securities in New York and Tokyo. Mr. MacLennan holds an A.B. from Harvard University and an M.B.A. from the Wharton School of the University of Pennsylvania. He is currently a member of the Board of Directors of Clearway Energy Group LLC and Eolian and previously served on the board of Competitive Power Ventures. Mr. MacLennan’s significant experience in investment banking for, and investments in, energy and power companies, as well as his leadership role at GIP, provide strong financial and transactional experience to our Board.

Ferrell P. McClean
Age: 75
Corporate Governance, Conflicts and Nominating Committee (Chair)
Compensation Committee (Chair)
Audit Committee
Ms. McClean has served as a director since July 2013. Ms. McClean was a Managing Director and the Senior Advisor to the head of the Global Oil & Gas Group in Investment Banking at J.P. Morgan Chase & Co. from 2000 through the end of 2001. She joined J.P. Morgan & Co. Incorporated in 1969 and founded the Leveraged Buyout and Restructuring Group within the Mergers & Acquisitions Group in 1986. From 1991 until 2000, Ms. McClean was a Managing Director and co-headed the Global Energy Group within the Investment Banking Group at J.P. Morgan & Co. She retired as a director of GrafTech International in 2014, El Paso Corporation in 2012 and Unocal Corporation in 2005. Ms. McClean’s experience in investment banking for industrial companies as well as her experience and understanding of financial accounting, finance and disclosure matters enables her to provide essential guidance to our Board and management team.

Daniel B. More
Age: 65
Corporate Governance, Conflicts and Nominating Committee
Compensation Committee
Audit Committee
Mr. More has served as a director since February 2019. Mr. More has been a Senior Advisor with Guggenheim Securities since October 2015. Mr. More retired as a Managing Director and Global Head of Utility Mergers & Acquisitions of the Investment Banking Division of Morgan Stanley in 2014. He held such position since 1996. Mr. More has been an investment banker since 1978 and has specialized in the utility sector since 1986. Mr. More has served as a director of SJW Group since April 2015. He served as a director of Saeta Yield from February 2015 to June 2018 and served as a director of the New York Independent System Operator from April 2014 until February 2016. Mr. More’s extensive experience in investment banking, including capital raising and strategic initiatives, combined with experience as a director of energy industry companies, provides significant value to our Board.

E. Stanley O’Neal
Age: 70
Compensation Committee
Audit Committee
Mr. O’Neal has served as a director since August 2018. Mr. O’Neal served as Chairman of the Board and Chief Executive Officer of Merrill Lynch & Co., Inc. until October 2007. He became Chief Executive Officer of Merrill Lynch in 2002 and was elected Chairman of the Board in 2003. Mr. O’Neal was employed with Merrill Lynch for 21 years, serving as President and Chief Operating Officer from July 2001 to December 2002; President of U.S. Private Client from February 2000 to July 2001; Chief Financial Officer from 1998 to 2000 and Executive Vice President and Co-head of Global Markets and Investment Banking from 1997 to 1998. Before joining Merrill Lynch, Mr. O’Neal was employed at General Motors Corporation where he held a number of financial positions of increasing responsibility. Currently, Mr. O’Neal is the chairman of the nominating and governance committee and a member of the compensation committee of Arconic Corp., an aluminum manufacturing company and the former parent company of Alcoa Inc. Mr. O’Neal is also a director and member of the nominating and governance committee of Element Solutions Inc. (formerly Platform Specialty Products Corporation), a global, diversified producer of high technology specialty chemical products and provider of technical services. Mr. O’Neal was a director of General Motors Corporation from 2001 to 2006, chairman of the board of Merrill Lynch & Co., Inc. from 2003 to 2007, and a director of American Beacon Advisors, Inc. (investment advisor registered with the Securities and Exchange Commission) from 2009 to September 2012. Mr. O’Neal was selected to serve as a director due to, among other factors, his extensive executive experience, financial expertise and leadership skills, which enable him to provide unique guidance to our Board and management team.

Christopher S. Sotos
Age: 50
President, CEO and Director
Mr. Sotos has served as President and CEO since May 2016, and as a director since May 2013. Mr. Sotos had also served in various positions at NRG Energy, Inc. (“NRG”), including most recently as Executive Vice President — Strategy and Mergers and Acquisitions from February 2016 through May 2016 and Senior Vice President — Strategy and Mergers and Acquisitions from November 2012 through February 2016. In this role, he led NRG’s corporate strategy, mergers and acquisitions, strategic alliances and other special projects for NRG. Previously, he served as NRG’s Senior Vice President and Treasurer from March 2008 to September 2012, where he was responsible for all treasury functions, including raising capital, valuation, debt administration and cash management. Mr. Sotos also previously served as a director of FuelCell Energy, Inc. from September 2014 to April 2019. As President and CEO of the Company, Mr. Sotos provides our Board with management’s perspective regarding the Company’s day to day operations and overall strategic plan. Mr. Sotos also brings strong financial and accounting skills to our Board.

The Board recommends a vote “FOR” the election to the Board of each of the foregoing nominees. Proxies received by the Board will be voted “FOR” each of the nominees unless a contrary vote is specified.

DIRECTOR COMPENSATION
The chart below describes the compensation program established for our directors for their service as Board members, chairs of the Committees and Lead Independent Director, as applicable, in 2021. Only our independent, non-employee directors receive compensation for their services as directors, which is set by our Board based on recommendations by the Compensation Committee. Our President and CEO, Mr. Sotos, does not receive compensation for his service as a director, and none of the directors who are officers or employees of GIP receive compensation for their services as directors.
Compensation Element	Compensation Amount
Annual Cash Retainer	$80,000
Annual Deferred Stock Unit Award	$110,000
Lead Independent Director Retainer	$20,000
Audit Committee Chair Retainer	$25,000
Compensation Committee Chair Retainer	$15,000
Corporate Governance, Conflicts and Nominating Committee Chair Retainer	$20,000
Employee or Directors Affiliated with GIP	No compensation
Our independent directors receive an annual retainer of cash and equity for their services as directors. The independent directors received $80,000 in the form of cash and $110,000 in the form of stock awards issued under our Amended and Restated 2013 Equity Incentive Plan (the “Equity Incentive Plan”). Each stock award may, pursuant to an independent director’s deferral election, be awarded as deferred stock units (“DSUs”). In addition, directors may defer the cash component of their annual retainers into additional DSUs.
Each DSU issued in 2021 was equivalent in value to one share of Class C common stock and represents the right to receive one such share of Class C common stock payable at the time elected by the director, or in the event the director does not make an election with respect to payment in a particular year, in accordance with his or her prior deferral election. In the event that a director’s service with the Company is terminated for any reason, other than cause, DSU awards are payable in accordance with such director’s deferral election. If a director’s service with the Company is terminated for cause, the award is forfeited. In connection with the grants of the DSUs, each independent director also received dividend equivalent rights (“DERs”) which become vested proportionately with the DSUs to which they relate. Each DER represents the right to receive the dividends and distributions that would have otherwise been paid with respect to a share subject to a DSU award (if such share were outstanding rather than being subject to the DSU award). Typically, accrued DERs are credited as additional shares that will be subject to the vesting and payment terms of the corresponding award of DSUs. Accordingly, DERs are intended to represent the economic value that our independent directors would otherwise receive if, as applicable, they did not elect to receive DSUs and they, instead, held the shares relating to the DSUs outright.
Similar to its competitive assessment of NEO compensation, Pay Governance LLC (“Pay Governance”), the Compensation Committee’s compensation consultant, performed a review of director compensation and stock ownership guidelines in early 2021. Results of the review were shared with the Compensation Committee, which made a recommendation to the full Board for final approval.
The Compensation Committee previously implemented a stock ownership guideline for directors requiring stock ownership equal to five times the annual cash retainer fee and, as part of its competitive assessment (described above), Pay Governance confirmed this guideline is consistent with the market (i.e., with respect to similarly situated businesses). Although directors are not required to make purchases of our common stock to meet their target ownership multiple, they are restricted from divesting any securities until such ownership multiple is attained, except to make a required tax payment, and must maintain their ownership multiple after any such transactions.
In addition, our independent directors are reimbursed for out-of-pocket expenses in connection with attending meetings of the Board or its Committees. As a general matter, we expect that in the future, any independent director will receive grants of equity-based awards upon appointment to our Board and from time to time thereafter for so long as he or she serves as a director.
Each member of our Board is indemnified for his or her actions associated with being a director to the fullest extent permitted under Delaware law. In addition, we have entered into indemnification agreements with each of our directors as well as our executive officers. The indemnification agreements provide the directors and executive officers with contractual rights to indemnification, expense advancement and reimbursement, to the fullest extent permitted under Delaware law.
Director Compensation
Fiscal Year Ended December 31, 2021(1)
Name	Fees Earned or Paid in Cash	Stock Awards(2)	Total
Brian R. Ford	$102,500	$132,504	$235,004
Ferrell P. McClean(3)	—	$225,009	$225,009
Daniel B. More(4)	—	$190,006	$190,006
E. Stanley O’Neal(5)	—	$190,006	$190,006

(1)
On February 22, 2022, Ms. Jennifer Lowry joined the Board as an independent director and member of the Audit, Compensation and Corporate Governance, Conflicts and Nominating Committees of the Board.

(2)
Reflects the grant date fair value of DSUs awarded in 2021 determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation Stock Compensation, the full amount of which is recorded as a compensation expense in the income statement for the 2021 fiscal year. For all directors, the grant date fair value of the DSUs that are payable in Class C common stock was based on the closing price of our Class C common stock on the date of grant. For all directors, the grant date fair value of the DSUs granted on June 1, 2021 for their period of service beginning on June 1, 2021 through May 31, 2022 was based on the June 1, 2021 Class C common stock closing price of $26.72.

(3)
Ms. McClean elected to receive the cash portion of her director compensation, her $20,000 compensation for serving as the Corporate Governance, Conflicts and Nominating Committee Chair, and her $15,000 compensation for serving as the Compensation Committee Chair in the 2021 fiscal year in the form of DSUs that are payable in Class C common stock upon termination of service as a Board member.

(4)
Mr. More elected to receive the cash portion of his director compensation in the 2021 fiscal year in the form of DSUs that are payable in Class C common stock upon termination of service as a Board member.

(5)
Mr. O’Neal elected to receive the cash portion of his director compensation in the 2021 fiscal year in the form of DSUs that are payable in Class C common stock upon termination of service as a Board member.

The following table sets forth the aggregate number of stock awards (DSUs and any DERs thereon) held by each of the independent directors as of December 31, 2021. All DSUs held by the independent directors are payable upon termination of service as a Board member.
Name	Class A Stock Awards	Class C Stock Awards
Brian R. Ford	6,875	52,454
Ferrell P. McClean	13,748	68,176
Daniel B. More	—	33,411
E. Stanley O’Neal	—	29,781

PROPOSAL NO. 2
APPROVAL, ON AN ADVISORY BASIS, OF THE COMPANY’S EXECUTIVE COMPENSATION
Under Section 14A of the Exchange Act, the stockholders of the Company are entitled to vote at this year’s Annual Meeting to approve the compensation of the NEOs, as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K (“Regulation S-K”) of the rules and regulations under the Securities Act of 1933, as amended (the “Securities Act”). Currently, this vote is conducted every year. The next vote will occur at the 2023 Annual Meeting.
As described more fully in the CD&A beginning on page 40, the Company’s executive compensation program is designed to attract, retain and reward top executive talent. The intent of the Company’s compensation program is to reward the achievement of the Company’s annual goals and objectives while supporting the Company’s long-term business strategy.
This proposal, commonly known as a “say on pay” proposal, gives stockholders the opportunity to express their views on the NEOs’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the NEOs as described in this Proxy Statement. Accordingly, the Board recommends that stockholders vote in favor of the following resolution:
“RESOLVED, that the compensation paid to the NEOs, as disclosed pursuant to Item 402 of Regulation S-K, including the CD&A, compensation tables and narrative discussion, is hereby APPROVED.”
The say on pay vote is advisory and therefore not binding on the Company, the Board or the Compensation Committee. However, the Board and the Compensation Committee value the opinions of the stockholders and to the extent there is a significant number of votes against the NEO compensation as disclosed in this Proxy Statement, stockholders’ concerns will be considered and the Board and the Compensation Committee will evaluate actions necessary to address those concerns.
The Board recommends a vote “FOR” the approval of the Company’s executive compensation as disclosed in this Proxy Statement. Proxies received by the Board will be voted “FOR” the approval of the Company’s executive compensation unless a contrary vote is specified.

PROPOSAL NO. 3
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
FOR THE 2022 FISCAL YEAR
The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm retained to audit the Company’s consolidated financial statements. To execute this responsibility, the Audit Committee engages in a thorough annual evaluation of (i) the independent registered public accounting firm’s qualifications, performance and independence, (ii) whether the independent registered public accounting firm should be rotated, and (iii) the advisability and potential impact of selecting a different independent registered public accounting firm.
The Audit Committee appointed Ernst & Young LLP, an independent registered public accounting firm, to audit the consolidated financial statements of the Company and its subsidiaries for the fiscal year ending December 31, 2022.
Each of KPMG LLP’s audit report on the consolidated financial statements of the Company and its subsidiaries as of and for the fiscal year ended December 31, 2020 and Ernst & Young LLP’s audit report on the consolidated financial statements of the Company and its subsidiaries as of and for the fiscal year ended December 31, 2021 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.
During the fiscal year ended December 31, 2020 and through March 9, 2021, there were no (i) disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K) between the Company and KPMG LLP or Ernst & Young LLP on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure which, if not resolved to KPMG LLP’s or Ernst & Young LLP’s satisfaction, would have caused it to make reference to the matter in conjunction with its report on the Company’s consolidated financial statements for the relevant year, or (ii) reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.
During the fiscal year ended December 31, 2020 and through March 9, 2021, neither the Company, nor anyone on behalf of the Company, consulted with Ernst & Young LLP with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the consolidated financial statements of the Company and its subsidiaries, and no written report or oral advice was provided by Ernst & Young LLP to the Company that Ernst & Young LLP concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue or (ii) any matter that was the subject of either a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).
In accordance with SEC rules and Ernst & Young LLP policies, audit partners are subject to rotation requirements to limit the number of consecutive years an individual partner may provide audit services to the Company. For lead and concurring review audit partners, the maximum number of consecutive years of service in that capacity is five years. The Audit Committee is involved in the selection of Ernst & Young LLP’s lead audit partner.
The Audit Committee and the Board believe that the appointment of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for the 2022 fiscal year is in the best interests of the Company and its stockholders. If the stockholders do not ratify the appointment of Ernst & Young LLP, the Audit Committee will reconsider its selection. Representatives of Ernst & Young LLP are expected to attend the Annual Meeting where they will be available to respond to questions and, if they desire, to make a statement.
The Board recommends a vote “FOR” the ratification of the appointment of Ernst & Young LLP as the Company’s lead independent registered public accounting firm for the 2022 fiscal year. Proxies received by the Board will be voted “FOR” ratification unless a contrary vote is specified.

EXECUTIVE OFFICERS
Our executive officers are elected by the Board annually to hold office until their successors are elected and qualified. The biographical information for each of the executive officers is provided below.
Christopher S. Sotos
Age 50
President and Chief Executive Officer
For biographical information for Christopher S. Sotos, see “Proposal No. 1 — Nominees for Director.”
Chad Plotkin
Age 46
Executive Vice President and Chief Financial Officer
Mr. Plotkin has served as our Chief Financial Officer since November 2016 and was promoted from Senior Vice President to Executive Vice President in January 2022. From January 2016 until his appointment as Senior Vice President and Chief Financial Officer, Mr. Plotkin served as Senior Vice President, Finance and Strategy. Prior to this, he served in varying capacities at NRG, including as Vice President of Investor Relations of both the Company and NRG from September 2015 to January 2016 and from January 2012 to February 2015 and Vice President of Finance of NRG from February 2015 to September 2015. From October 2007 to January 2012, Mr. Plotkin served in various capacities in the Strategy and Mergers and Acquisitions group of NRG, including as Vice President, beginning in December 2010.
Kevin P. Malcarney
Age 55
Executive Vice President, General Counsel and Corporate Secretary
Mr. Malcarney has served as General Counsel and Corporate Secretary since May 11, 2018 and was promoted from Senior Vice President to Executive Vice President in January 2022. He served as Interim General Counsel of the Company from March 16, 2018. Mr. Malcarney was previously Vice President and Deputy General Counsel and served in various other roles at NRG since September 2008. Prior to that, Mr. Malcarney worked at two major law firms in Princeton, New Jersey and Philadelphia, Pennsylvania, and handled mergers and acquisitions, project financing and general corporate matters.

STOCK OWNERSHIP OF DIRECTORS, NAMED EXECUTIVE OFFICERS AND CERTAIN BENEFICIAL OWNERS
STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS
The following table sets forth information concerning beneficial ownership of the Company’s Class A and Class C common stock and combined voting power of Class A, Class B, Class C and Class D common stock for: (a) each director and the nominees for director; (b) each NEO; and (c) the directors and all executive officers as a group. The percentage of beneficial ownership is based on 34,599,645 shares of Class A common stock outstanding as of March 3, 2022 and 81,870,436 shares of Class C common stock outstanding as of March 3, 2022, and percentage of combined voting power is based on 78,584,487 votes represented by our outstanding Class A, Class B, Class C and Class D common stock in the aggregate as of March 3, 2022. The percentage of beneficial ownership and the percentage of combined voting power also include any shares that such person has the right to acquire within 60 days of March 3, 2022. Unless otherwise indicated, each person has sole voting and dispositive power with respect to the shares set forth in the following table.
The address of the beneficial owners is Clearway Energy, Inc., 300 Carnegie Center, Suite 300, Princeton, New Jersey 08540.
	Class A Common Stock		Class C Common Stock		Common Stock
Directors and Executive Officers	Number(1)	% of Class A Common Stock	Number(1)	% of Class C Common Stock	% of Combined Voting Power(2)
Jonathan Bram	—	—	—	—	—
Christopher S. Sotos	27,100(3)	*	248,838(3)	*	*
Chad Plotkin	6,697(4)	*	63,632(4)	*	*
Kevin P. Malcarney	600(5)	*	46,338(5)	*	*
Nathaniel Anschuetz	—	—	—	—	—
Brian R. Ford	7,954(6)	*	54,011(6)	*	*
Jennifer Lowry	—	—	—	—	—
Bruce MacLennan	—	—	—	—	—
Ferrell P. McClean	16,907(7)	*	97,853(7)	*	*
Daniel B. More	—	—	33,766(8)	—	*
E. Stanley O’Neal	—	—	37,097(9)	*	*
All directors and executive officers as a group (11 people)	59,258(10)	*	581,535(10)	*	*

*
Less than one percent of outstanding Class A common stock, Class C common stock or combined voting power, as applicable.

(1)
The number of shares beneficially owned by each person or entity is determined under the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, each person or entity is considered the beneficial owner of any: (a) shares to which such person or entity has sole or shared voting power or dispositive power and (b) shares that such person or entity has the right to acquire within 60 days.

(2)
Represents the voting power of all of the classes of our common stock together as a single class. Each holder of Class A or Class B common stock is entitled to one vote for each share held. Each holder of Class C or Class D common stock is entitled to 1/100th of one vote for each share held. Holders of shares of our Class A, Class B, Class C and Class D common stock vote together as a single class on all matters presented to our stockholders for their vote or approval, except as otherwise provided by applicable law.

(3)
Includes 1,132 dividend equivalent rights (DERs) to be paid in Class C common stock. Excludes 22,854 restricted stock units (RSUs), 8,331 DERs and 98,111 relative performance stock units (RPSUs). Each RSU represents the right to receive one share of Class C common stock upon vesting. Each RPSU represents the potential to receive Class C common stock based upon the Company achieving a certain level of total shareholder return relative to the Company’s peer group over a three-year performance period. Each DER represents the right to receive the dividends and distributions that would have otherwise been paid with respect to a share subject to a RSU or RPSU award (if such share were outstanding rather than being subject to the applicable award).
(4)
Includes 328 DERs to be paid in Class C common stock. Excludes 6,506 RSUs, 2,414 DERs and 28,205 RPSUs. Each RSU represents the right to receive one share of Class C common stock upon vesting. Each RPSU represents the potential to receive Class C common stock based upon the Company achieving a certain level of total shareholder return relative to the Company’s peer group over a three-year performance period. Each DER represents the right to receive the dividends and distributions that would have otherwise been paid with respect to a share subject to a RSU or RPSU award (if such share were outstanding rather than being subject to the applicable award).

(5)
Includes 226 DERs to be paid in Class C common stock. Excludes 4,851 RSUs, 1,676 DERs and 20,214 RPSUs. Each RSU represents the right to receive one share of Class C common stock upon vesting. Each RPSU represents the potential to receive Class C common stock based upon the Company achieving a certain level of total shareholder return relative to the Company’s peer group over a three-year performance period. Each DER represents the right to receive the dividends and distributions that would have otherwise been paid with respect to a share subject to a RSU or RPSU award (if such share were outstanding rather than being subject to the applicable award).

(6)
Includes 4,547 DSUs and 2,407 outstanding DERs to be paid in Class A common stock and 42,662 DSUs and 10,349 DERs to be paid in Class C common stock, each payable in the event the director ceases to be a member of the Board. Each DSU represents the right of a participant to be paid one share of Class A common stock or Class C common stock, as applicable, at the end of a deferral period established under the award elected by the participant under the terms of an award and the tax rules applicable to nonqualified deferred compensation plans under Section 409A of the Code. DERs become vested proportionately with the DSUs to which they relate. Each DER represents the right to receive the dividends and distributions that would have otherwise been paid with respect to a share subject to a DSU award (if such share were outstanding rather than being subject to the DSU award).

(7)
Includes 9,093 DSUs and 4,814 outstanding DERs to be paid in Class A common stock and 57,289 DSUs and 11,612 DERs to be paid in Class C common stock, each payable in the event the director ceases to be a member of the Board. Each DSU represents the right of a participant to be paid one share of Class A common stock or Class C common stock, as applicable, at the end of a deferral period established under the award elected by the participant under the terms of an award and the tax rules applicable to nonqualified deferred compensation plans under Section 409A of the Code. DERs become vested proportionately with the DSUs to which they relate. Each DER represents the right to receive the dividends and distributions that would have otherwise been paid with respect to a share subject to a DSU award (if such share were outstanding rather than being subject to the DSU award).

(8)
Includes 30,611 DSUs and 3,155 DERs to be paid in Class C common stock, payable in the event the director ceases to be a member of the Board. Each DSU represents the right of a participant to be paid one share of Class C common stock, as applicable, at the end of a deferral period established under the award elected by the participant under the terms of an award and the tax rules applicable to nonqualified deferred compensation plans under Section 409A of the Code. DERs become vested proportionately with the DSUs to which they relate. Each DER represents the right to receive the dividends and distributions that would have otherwise been paid with respect to a share subject to a DSU award (if such share were outstanding rather than being subject to the DSU award).

(9)
Includes 27,391 DSUs and 2,706 DERs to be paid in Class C common stock, payable in the event the director ceases to be a member of the Board. Each DSU represents the right of a participant to be paid one share of Class C common stock, as applicable, at the end of a deferral period established under the award elected by the participant under the terms of an award and the tax rules applicable to nonqualified deferred compensation plans under Section 409A of the Code. DERs become vested proportionately with the DSUs to which they relate. Each DER represents the right to receive the dividends and distributions that would have otherwise been paid with respect to a share subject to a DSU award (if such share were outstanding rather than being subject to the DSU award).

(10)
Consists of the total holdings of directors and all executive officers as a group.

STOCK OWNERSHIP OF PRINCIPAL STOCKHOLDERS
The following table sets forth information for each person known to the Company to own more than five percent of any class of the Company’s common stock. The information provided is as of the date of their most recent Schedule 13G or Schedule 13D filing with the SEC. For our stockholders other than the GIP Entities (as defined below), percentage of beneficial ownership is based on 34,599,645 shares of Class A common stock outstanding as of March 3, 2022 and 81,870,436 shares of Class C common stock outstanding as of March 3, 2022, and percentage of combined voting power is based on 78,584,487 votes represented by our outstanding Class A, Class B, Class C and Class D common stock in the aggregate as of March 3, 2022. For the GIP Entities (as defined below), who are the sole beneficial owners of our Class B and Class D common stock, percentage of beneficial ownership is based on 34,599,645 shares of Class A common stock outstanding as of March 3, 2022 and 81,870,436 shares of Class C common stock outstanding as of March 3, 2022, plus any shares exchangeable into Class A or Class C common stock within 60 days of March 3, 2022, and percentage of combined voting power is based on 78,584,487 votes represented by our outstanding Class A, Class B, Class C and Class D common stock in the aggregate as of March 3, 2022. Unless otherwise indicated, each person has sole voting and dispositive power with respect the shares set forth in the following table. For further information regarding material transactions between us and other related persons, see “Certain Relationships and Related Person Transactions.”
	Class A Common Stock		Class C Common Stock		Common Stock
Name of Beneficial Owner	Number(1)	% of Class A Common Stock	Number(1)	% of Class C Common Stock	% of Combined Voting Power(2)
GIP Entities 1345 Avenue of the Americas, 30th Floor New York, New York 10105	42,738,750(3)	55.26%	42,738,750(3)	34.30%	54.93%(4)
The Bank of New York Mellon Corporation 240 Greenwich Street New York, New York 10286	—	—	7,412,045(5)	9.05%	*
The Vanguard Group 100 Vanguard Boulevard Malvern, Pennsylvania, 19355	3,531,845(6)	10.21%	8,177,297(6)	9.99%	4.60%
BlackRock, Inc. 55 East 52nd Street New York, New York 10055	3,077,286(7)	8.89%	8,502,968(7)	10.39%	4.02%
Franklin Resources, Inc. Level 13, 35 Clarence Street Sydney, C3 2000	—	—	5,053,594(8)	6.17%	*
Morgan Stanley 1585 Broadway New York, New York 10036	1,828,361(9)	5.28%	—	—	2.33%

*
Less than one percent of outstanding Class A common stock, Class C common stock or combined voting power, as applicable.

(1)
The number of shares beneficially owned by each person or entity is determined under the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, each person or entity is considered the beneficial owner of any: (a) shares to which such person or entity has sole or shared voting power or dispositive power and (b) shares that such person or entity has the right to acquire within 60 days.

(2)
Represents the voting power of all of the classes of our common stock voting together as a single class. Each holder of Class A or Class B common stock is entitled to one vote for each share held. Each holder of Class C or Class D common stock is entitled to 1/100th of one vote for each share held. Holders of shares of our Class A, Class B, Class C and Class D common stock vote together as a single class on all matters presented to our stockholders for their vote or approval, except as otherwise provided by applicable law.
(3)
Based upon information set forth in the Schedule 13D filed on September 10, 2018 by Global Infrastructure Investors III, LLC, Global Infrastructure GP III, L.P., GIP III Zephyr Acquisition Partners, L.P., and Clearway Energy Group LLC (collectively, the “GIP Entities”). The GIP Entities have shared voting power and shared dispositive power over 42,738,750 Class A shares and 42,738,750 Class C shares. Consists entirely of Class B units and Class D units of Clearway Energy LLC. The Class B units of Clearway Energy LLC are exchangeable for shares of our Class A common stock at any time and the Class D units are exchangeable for shares of our Class C common stock at any time. As a result, the GIP Entities may be deemed to beneficially own the shares of Class A common stock or Class C common stock for which such Class B units or Class D units of Clearway Energy LLC, as applicable, are exchangeable. GIP Entities may exchange Class B units of Clearway Energy LLC for shares of our Class A common stock and Class D units of Clearway Energy LLC for shares of our Class C common stock on a one-for-one basis, subject to equitable adjustments for stock splits, stock dividends and reclassifications in accordance with the terms of the Amended and Restated Exchange Agreement, dated May 14, 2015, between us and NRG, for which the rights and obligations thereunder were assigned to GIP on August 31, 2018 in connection with the closing of the GIP Transaction; provided, however, upon any exchange of Class B units of Clearway Energy LLC for shares of our Class A common stock or Class D units of Clearway Energy LLC for shares of our Class C common stock, a corresponding number of shares of Class B common stock or Class D common stock, as applicable, are extinguished. For additional information, see “Certain Relationships and Related Person Transactions — Fourth Amended and Restated Limited Liability Company Agreement of Clearway Energy LLC” and “Certain Relationships and Related Person Transactions — Exchange Agreement.”

(4)
GIP Entities hold 42,738,750 shares of our Class B common stock and 42,738,750 shares of our Class D common stock. Each holder of Class B common stock is entitled to one vote per share of Class B common stock. Each holder of our Class D common stock is entitled 1/100th of one vote per share of Class D common stock.

(5)
Based upon information set forth in the Schedule 13G/A filed on February 1, 2022 by The Bank of New York Mellon Corporation, BNY Mellon IHC, LLC, MBC Investments Corporation and Newton Investment Management North America, LLC. The Bank of New York Mellon Corporation has sole voting power over 7,149,497 Class C shares, shared voting power over 3,780 Class C shares, sole dispositive power over 5,232,432 Class C shares and shared dispositive power over 2,179,613 Class C shares. BNY Mellon IHC, LLC has sole voting power over 6,762,060 Class C shares, sole dispositive power over 4,849,576 Class C shares and shared dispositive power over 2,168,858 Class C shares. MBC Investments Corporation has sole voting power over 6,762,060 Class C shares, sole dispositive power over 4,849,576 Class C shares and shared dispositive power over 2,168,858 Class C shares. Newton Investment Management North America, LLC has sole voting power over 6,276,102 Class C shares, sole dispositive power over 4,275,338 Class C shares and shared dispositive power over 2,168,858 Class C shares.

(6)
Based upon information set forth in the Schedules 13G/A filed on February 9 and February 10, 2022 by The Vanguard Group (“Vanguard”). With respect to the Class A shares, Vanguard has shared voting power over 42,244 Class A Shares, sole dispositive power over 3,466,080 Class A shares, and shared dispositive power over 65,765 Class A shares. With respect to the Class C shares, Vanguard has shared voting power over 86,236 Class C shares, sole dispositive power over 8,013,829 Class C shares and shared dispositive power over 163,468 Class C shares.

(7)
Based upon information set forth in the Schedules 13G/A filed on January 27 and February 3, 2022 by BlackRock, Inc. (“BlackRock”). With respect to the Class A shares, BlackRock has sole voting power over 2,859,283 Class A shares and sole dispositive power over 3,077,286 Class A shares. With respect to the Class C shares, BlackRock has sole voting power over 8,268,939 Class C shares and sole dispositive power over 8,502,968 Class C shares.

(8)
Based upon information set forth in the Schedule 13G filed on February 10, 2022 by Franklin Resources, Inc. Franklin Resources, Inc. has sole voting power over 5,000,518 Class C shares and sole dispositive power over 5,053,594 Class C shares.

(9)
Based upon information set forth in the Schedule 13G filed on February 17, 2015 by Morgan Stanley. Morgan Stanley has sole voting power over 1,492,155 Class A shares. Morgan Stanley has shared voting power over 231,384 Class A shares and shared dispositive power over 1,596,978 Class A shares. The shares being reported on by Morgan Stanley as a parent holding company are owned, or may be deemed to be beneficially owned, by Morgan Stanley Smith Barney LLC, a wholly-owned subsidiary of Morgan Stanley and a broker dealer registered under Section 15 of the Exchange Act.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
RELATIONSHIP WITH GIP
GIP, through its ownership of CEG, indirectly owns all of our outstanding Class B common stock and our Class D common stock, which represents, in the aggregate, 54.93% of the voting interest in our stock and receives distributions from Clearway Energy LLC through its ownership of Class B and Class D units of Clearway Energy LLC. Holders of our Class A common stock and Class C common stock hold, in the aggregate, the remaining 45.07% of the voting interest in our stock. Each holder of Class A or Class B common stock is entitled to one vote for each share held. Each holder of Class C or Class D common stock is entitled to 1/100th of one vote for each share held. The holders of our outstanding shares of Class A and Class C common stock are entitled to dividends as declared.
The diagram below depicts our organizational structure as of March 3, 2022. Clearway Energy LLC indirectly holds the equity interests in our project companies.
STRATEGIC SPONSORSHIP WITH GIP AND CEG
CEG Master Services Agreements
The Company, along with Clearway Energy LLC and Clearway Energy Operating LLC, entered into Master Services Agreements with CEG (the “CEG Master Services Agreements”), pursuant to which CEG and certain of its affiliates or third-party service providers provide certain services, including operational and administrative services, which include human resources, information systems, external affairs, accounting, procurement, and risk management services, to the Company and certain of its subsidiaries, and the Company and certain of its subsidiaries provide certain services, including accounting, internal audit, tax and treasury services, to CEG, in exchange for the payment of fees in respect of such services. For the year ended December 31, 2021, the Company paid approximately $4,473,000 under the CEG Master Services Agreements. In addition, certain Thermal and Conventional segments projects reimbursed CEG approximately $896,000 during the year ended December 31, 2021 for costs incurred by CEG on behalf of such entities.
RIGHT OF FIRST OFFER AGREEMENTS
CEG ROFO Agreement
On August 31, 2018, we entered into a ROFO Agreement with CEG (the “CEG ROFO Agreement”) and, solely for certain purposes thereof, GIP, pursuant to which CEG granted us and our subsidiaries a right of first offer on any proposed sale or transfer of certain assets owned by CEG. On August 1, 2019, the CEG ROFO Agreement was amended to grant us and our affiliates a right of first offer on any proposed sale, transfer or other disposition of certain assets of CEG (the “CEG ROFO Assets”) until August 31, 2023, as listed in the table below. CEG is not obligated to sell the remaining CEG ROFO Assets to us and, if offered by CEG, we cannot be sure whether these assets will be offered on acceptable terms or that we will choose to consummate such acquisitions.
The assets listed below, all of which are included in a co-investment partnership with Hannon Armstrong Sustainable Infrastructure Capital, Inc., represent our currently committed investments in projects with CEG, as well as the assets subject to our ROFO Agreement with CEG:
Committed Investments and CEG ROFO Assets
Asset	Technology	Gross Capacity (MW)	State	COD	Status
Mililani I	Solar	39	HI	2H22	Committed
Waiawa	Solar	36	HI	2H22	Committed
Daggett Solar 2 and 3	Solar	482	CA	2H22/1H23	Committed
Prior to engaging in any negotiation regarding any disposition, sale or other transfer of any of the remaining CEG ROFO Assets, CEG will deliver a written notice to us setting forth the material terms and conditions of the proposed transaction. During the 30-day period after the delivery of such notice, we will negotiate with CEG in good faith to reach an agreement on the transaction. If we do not reach an agreement within such 30-day period, CEG will be able within the next 180 calendar days to sell, transfer, dispose or recontract such CEG ROFO Asset to a third party (or to agree in writing to undertake such transaction with a third party) on terms generally no less favorable to CEG than those offered pursuant to the written notice.
Under the CEG ROFO Agreement, CEG is not obligated to sell the remaining CEG ROFO Assets. In addition, any offer to sell under the CEG ROFO Agreement will be subject to an inherent conflict of interest because the same professionals within CEG’s organization that are involved in acquisitions that are suitable for us have responsibilities within CEG’s broader asset management business. Notwithstanding the significance of the services to be rendered by CEG or their designated affiliates on our behalf or of the assets which we may elect to acquire from CEG in accordance with the terms of the CEG ROFO Agreement or otherwise, CEG does not owe fiduciary duties to us or our stockholders. Any material transaction with CEG (including the proposed acquisition of any CEG ROFO Asset) will be subject to our related person transaction policy, which will require prior approval of such transaction by our Corporate Governance, Conflicts and Nominating Committee.
The Company and CEG work collaboratively in considering new assets to be added under the CEG ROFO Agreement or to be acquired by the Company outside of the CEG ROFO Agreement.

Drop Drown Transactions
On December 29, 2021, we, through our indirect subsidiary Lighthouse Renewable Holding Sub LLC, acquired the Class B membership interests in Black Rock Wind Holding LLC from Clearway Renew LLC, a subsidiary of CEG, for $60 million in cash consideration, $37 million of which was paid on December 29, 2021, with the remaining $23 million paid in February 2022 after all remaining turbines were operational. Lighthouse Renewable Holding Sub LLC is a wholly-owned subsidiary of Lighthouse Renewable Holdco LLC, which is a partnership between the Company and a third-party investor. The Class A membership interests of Black Rock Wind Holding LLC are owned by another third-party investor. Black Rock Wind Holding LLC, through its subsidiary, is the primary beneficiary and consolidates its interests in a tax equity fund, Black Rock TE Holdco LLC, that holds the Black Rock wind project, a 115 MW utility scale wind project located in Mineral County and Grant County, West Virginia. As of December 31, 2021, 70 MW of the 115 MW rated capacity were operational, representing fourteen of the twenty-three wind turbines, and the remaining 45 MW rated capacity became operational in January 2022. The investment was funded with existing sources of liquidity.
On December 17, 2021, we, through our indirect subsidiary Lighthouse Renewable Holdco 2 LLC, acquired the Class B membership interests in Mesquite Sky Holding LLC from Clearway Renew LLC, a subsidiary of CEG, for $61 million in cash consideration. Lighthouse Renewable Holdco 2 LLC is a partnership between the Company and a third-party investor. The Class A membership interests of Mesquite Sky Holding LLC are owned by another third-party investor. Mesquite Sky Holding LLC, through its subsidiary, is the primary beneficiary and consolidates its interests in a tax equity fund, Mesquite Sky TE Holdco LLC that holds the Mesquite Sky wind project, a 340 MW utility scale wind project located in Callahan County, Texas, which achieved commercial operations in December 2021. The investment was funded with existing sources of liquidity.
On October 28, 2021, we, through an indirect subsidiary, entered into an agreement with CEG to acquire the Class A membership interests in the Daggett 3 solar project upon the project meeting certain milestones. Daggett 3 is a 300 MW solar generating facility under development with a combined 144 MW and 576 MWh battery energy storage system located in San Bernardino, California. We expect to invest an estimated $21 million, subject to closing adjustments, with commercial operations and corporate capital funding expected to occur in 2022.
On August 2, 2021, the CEG ROFO Agreement was amended to remove the 100 MW Wildflower utility scale solar project from the ROFO pipeline.
On June 24, 2021, we, through an indirect subsidiary, entered into agreements with CEG to acquire the Class A membership interests in the Mililani I and Waiawa solar projects upon the projects reaching certain milestones. Mililani I is a 39 MW solar generating facility under development with a combined 39 MW and 156 MWh battery energy storage system located in Honolulu, Hawaii. Waiawa is a 36 MW solar generating facility under development with a combined 36 MW and 144 MWh battery energy storage system located in Honolulu, Hawaii. We expect to invest an estimated $39 million, subject to closing adjustments, with commercial operations and corporate capital funding expected to occur in 2022.
On February 26, 2021, we, through an indirect subsidiary, entered into an amended partnership agreement with CEG to repower the Pinnacle Wind Project, a 54 MW wind facility located in Mineral County, West Virginia. The amended agreement commits us to invest an estimated $67 million in net corporate capital, subject to closing adjustments, and no longer requires an additional payment in 2031. The existing Pinnacle Wind power purchase agreements will continue to run through 2031. On December 14, 2021, the repowering project reached COD and on December 15, 2021, the Company funded $64 million in corporate capital, which was utilized in part to repay a construction loan related to the repowering, along with proceeds from tax equity.
On January 12, 2021, we acquired 100% of CEG’s equity interest and a third party investor’s minority interest in CWSP Rattlesnake Holding LLC for $132 million in cash consideration. CWSP Rattlesnake Holdings LLC indirectly consolidates the Rattlesnake wind project, a 160 MW wind facility with 144 MW deliverable capacity located in Adams County, Washington that achieved commercial operations in December 2020.

For the above mentioned transactions, the agreements commit us to invest an estimated $127 million in net corporate capital, subject to closing adjustments.
PARTNERSHIPS WITH CEG
Repowering Partnership
On August 30, 2018, Wind TE Holdco, an indirect subsidiary of the Company, formed a partnership with Clearway Renew LLC, an indirect subsidiary of CEG, in order to facilitate the repowering of wind facilities of two of its indirect subsidiaries, Elbow Creek Wind Project LLC, or Elbow Creek, and Wildorado Wind LLC, or Wildorado Wind. Wind TE Holdco contributed its interests in the two facilities and Clearway Renew LLC contributed a turbine supply agreement, including title to certain components that qualify for production tax credits.
On June 14, 2019, Repowering Partnership LLC was replaced with Repowering Partnership II LLC as the owner of the Elbow Creek and Wildorado Wind projects, as well as Repowering Partnership Holdco LLC. We invested $101.6 million in net corporate capital to fund the repowering of the wind facilities during the fourth quarter of 2019 and the first quarter of 2020. These assets have reached Repowering COD.
Kawailoa Solar Partnership
On May 1, 2019, the Company entered into a partnership with Clearway Renew LLC, a subsidiary of CEG, to own, finance, operate and maintain the Kawailoa Solar Partnership, which consists of the Kawailoa Solar Project, a 49 MW utility-scale solar generation project located in Oahu, Hawaii. The Company contributed $9 million into the partnership during the year ended December 31, 2019.
Oahu Solar Partnership
On March 8, 2019, the Company entered into a partnership with Clearway Renew LLC, a subsidiary of CEG, to own, finance, operate and maintain the Oahu Solar projects, which consist of Lanikuhana and Waipio, 15 MW and 46 MW utility-scale solar generation projects, respectively, located in Oahu, Hawaii, which both reached COD in September 2019 and began to sell power to HECO pursuant to the long-term power purchase agreements. The Company contributed $20 million into the partnership during the year ended December 31, 2019.
OPERATIONS AND MAINTENANCE AGREEMENTS
CEG provides operations and maintenance (“O&M”) and day-to-day operational support to our utility scale solar and wind facilities in accordance with O&M agreements with us. Each of the counterparties to the O&M agreements is an affiliate of CEG. The O&M agreements for which the amount paid to CEG exceeded $120,000 during fiscal year 2021 are described in the table below. Under these O&M agreements, we generally pay an annual or monthly fee, which may be subject to annual adjustment, plus any reimbursable expenses.
Project	Agreement Description	Approximate Amount Paid to CEG
Solar
Agua Caliente	O&M Agreement, dated December 22, 2017	$3,496,000
Borrego	O&M Agreement, dated August 1, 2012	$581,000
Buckthorn Solar	O&M Agreement, dated May 22, 2017	$2,881,000
Chestnut Fund LLC	O&M Agreement, dated February 9, 2018	$769,000
Clearway & EFS Distributed Solar LLC	O&M Agreement, dated October 28, 2016	$209,000
CS4 Fund LLC	O&M Agreement, dated November 29, 2018	$919,000

Project	Agreement Description	Approximate Amount Paid to CEG
CVSR	O&M Agreement, dated September 30, 2011	$3,666,000
DG-CS Holdco LLC	O&M Agreement, dated November 2, 2020	$136,000
DGPV Fund I LLC	O&M Agreement, dated June 12, 2015	$243,000
DGPV Fund 2 LLC	O&M Agreement, dated September 4, 2015	$698,000
DGPV Fund 4 LLC	O&M Agreement, dated June 16, 2017	$1,126,000
DGPV Holdco 3 LLC	O&M Agreement, dated October 30, 2020	$134,000
Golden Fields Solar III LLC	O&M Agreement, dated February 25, 2020	$1,421,000
Golden Puma Fund LLC	O&M Agreement, dated March 30, 2017	$642,000
Kansas South	O&M Agreement, dated June 13, 2017	$713,000
Kawailoa Solar LLC	O&M Agreement, dated December 14, 2017	$799,000
Lanikuhana Solar LLC	O&M Agreement, dated December 28, 2017	$390,000
Solar Blythe	O&M Agreement, dated November 1, 2017	$283,000
Solar Blythe II	O&M Agreement, dated March 1, 2017	$437,000
Solar Community 1 LLC	O&M Agreement, dated February 9, 2018	$214,000
SPP Fund II	O&M Agreement, dated October 31, 2017	$254,000
SPP Fund III	O&M Agreement, dated October 31, 2017	$214,000
TA High Desert	O&M Agreement, dated June 9, 2017	$520,000
Waipio PV LLC	O&M Agreement, dated December 28, 2017	$762,000
Wind
Alta Wind X	O&M Agreement, dated December 12, 2016	$1,678,000
Alta Wind XI	O&M Agreement, dated December 12, 2016	$1,674,000
Alta Wind I	O&M Agreement, dated December 12, 2016	$1,500,000
Alta Wind II	O&M Agreement, dated December 12, 2016	$671,000
Alta Wind III	O&M Agreement, dated December 12, 2016	$577,000
Alta Wind IV	O&M Agreement, dated December 12, 2016	$429,000
Alta Wind V	O&M Agreement, dated December 12, 2016	$627,000
Buffalo Bear	O&M Agreement, dated May 1, 2016	$313,000
Crosswinds	O&M Agreement, dated May 1, 2016	$671,000
Elbow Creek	O&M Agreement, dated October 31, 2018	$1,474,000
Elkhorn Ridge	O&M Agreement, dated May 9, 2008	$495,000
Goat Wind	O&M Agreement, dated February 18, 2008	$2,053,000
Hardin	O&M Agreement, dated May 1, 2016	$490,000
Langford Wind	O&M Agreement, dated July 30, 2018	$2,593,000
Laredo Ridge	O&M Agreement, dated December 24, 2015	$1,375,000
Lookout	O&M Agreement, dated February 11, 2008	$945,000
Mesquite Star	O&M Agreement, dated May 7, 2019	$4,822,000
Mt. Storm	O&M Agreement, dated April 23, 2021	$380,000
Ocotillo	O&M Agreement, dated November 3, 20202	$934,000
Odin	O&M Agreement, dated September 16, 2016	$537,000
Pinnacle	O&M Agreement, dated December 1, 2016	$1,244,000
Rattlesnake	O&M Agreement, dated February 5, 2020	$1,421,000

Project	Agreement Description	Approximate Amount Paid to CEG
Sleeping Bear	O&M Agreement, dated May 1, 2016	$1,891,000
Spanish Fork	O&M Agreement, dated September 16, 2016	$407,000
South Trent	Management O&M Agreement, dated October 1, 2015	$1,214,000
Taloga	O&M Agreement, dated July 1, 2016	$2,309,000
Wildorado	O&M Agreement, dated February 11, 2008	$1,945,000
ASSET MANAGEMENT AND ADMINISTRATIVE SERVICES AGREEMENTS
CEG provides day-to-day administrative support to certain of our project-level entities in accordance with asset management and administrative services agreements (the “ASAs”). The ASAs for which the amount involved exceeded $120,000 during fiscal year 2021 are described in the table below. Under these agreements, we generally pay an annual or monthly fee, which may be subject to annual adjustment, plus any reimbursable expenses.
Project	Agreement Description	Approximate Amount Paid to CEG
Solar
Agua Caliente	Asset Management Agreement, dated January 18, 2012	$968,000
Alpine	Asset Management Agreement, dated March 15, 2012	$150,000
Buckthorn Solar	Asset Management Agreement, dated May 22, 2017	$210,000
Chestnut Fund LLC	Asset Management Agreement, dated July 31, 2017	$219,000
CS4 Fund LLC	Asset Management Agreement, dated November 29, 2018	$316,000
CVSR Holdco	Asset Management Agreement, dated April 26, 2016	$222,000
DG CS Holdco LLC	Asset Management Agreement, dated November 2, 2020	$997,000
DGPV Fund 4 LLC	Asset Management Agreement, dated June 28, 2016	$125,000
DGPV Holdco 3 LLC	Asset Management Agreement, dated September 26, 2017	$287,000
Golden Fields Solar III LLC	Project Administration Agreement, dated February 25, 2020	$213,000
Kawailoa Solar Holdings	Asset Management Agreement, dated December 14, 2017	$157,000
Oahu Solar	Asset Management Agreement, dated December 28, 2017	$203,000
SPP Fund III	Asset Management Agreement, dated October 31, 2017	$166,000
SPP P-IV Master Lessee	Asset Management Agreement, dated July 12, 2012	$187,000
Wind
Buffalo Bear	Amended and Restated Services Agreement, dated September 15, 2011	$171,000
Elbow Creek	Project Administration Agreement, dated January 1, 2018	$255,000
Forward	Services Agreement, dated January 1, 2012	$197,000
Langford	Project Administration Agreement, dated April 24, 2020	$156,000
Laredo Ridge	Support Services Agreement, dated May 27, 2010	$187,000
Lookout	Services Agreement, dated January 1, 2012	$197,000
Mesquite Star	Services Agreement, dated May 7, 2019	$497,000
Mt. Storm	Project Administration Agreement, dated April 23, 2021	$151,000
Pinnacle	Amended and Restated Services Agreement, dated September 15, 2011	$211,000
Rattlesnake	Project Administration Agreement, dated February 5, 2020	$122,000
Sleeping Bear	Services Agreement, dated January 1, 2012	$197,000
South Trent	Project Administration Agreement, dated October 1, 2015	$235,000
Spanish Fork	Services Agreement, dated January 1, 2012	$197,000
Taloga	Services Agreement, dated November 20, 2012	$171,000

Project	Agreement Description	Approximate Amount Paid to CEG
Viento Funding II, Inc.	Management and Administration Agreement, dated July 1, 2013	$269,000
Wildorado	Project Administration Agreement, dated September 25, 2017	$255,000
Wind TE Holdco LLC	Services Agreement, dated November 3, 2014	$1,118,000
INSURANCE REIMBURSEMENTS
During 2021, we paid approximately $1,310,000 for insurance premium reimbursements to CEG.
FOURTH AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF CLEARWAY ENERGY LLC
The following is a description of the material terms of Clearway Energy LLC’s Fourth Amended and Restated Limited Liability Company Agreement (the “LLC Agreement”). For the year ended December 31, 2021, Clearway Energy LLC made approximately $154,437,000 in distributions to us and $113,381,000 to CEG (the holder of Class B and Class D units).
Governance
We serve as the sole managing member of Clearway Energy LLC. As such, we and effectively our Board, control the business and affairs of Clearway Energy LLC and are responsible for the management of its business.
Voting and Economic Rights of Members
Clearway Energy LLC has four classes of Units: Class A units, Class B units, Class C units and Class D units. Class A units and Class C units may be issued only to us as the sole managing member, and Class B units and Class D units may be issued only to CEG and held by CEG or its permitted transferees. Units of each of the four classes have equivalent economic and other rights, except that upon issuance, each holder of a Class B unit will also be issued a share of our Class B common stock, and each holder of a Class D unit will also be issued a share of our Class D common stock. Each Class B unit is exchangeable for a share of our Class A common stock and each Class D unit is exchangeable for a share of our Class D common stock, in each case subject to equitable adjustments for stock splits, dividends and reclassifications in accordance with the terms of the Exchange Agreement (as described below).
Net profits and net losses and distributions by Clearway Energy LLC are allocated and made to holders of units in accordance with the respective number of membership units of Clearway Energy LLC held. Generally, Clearway Energy LLC will make distributions to holders of units for the purpose of funding tax obligations in respect of income of Clearway Energy LLC that is allocated to the members of Clearway Energy LLC.
Coordination with Clearway Energy LLC
Any time we issue a share of Class A common stock or a share of our Class C common stock for cash, the net proceeds therefrom will promptly be transferred to Clearway Energy LLC, and Clearway Energy LLC will either:
•
transfer a newly issued Class A unit of Clearway Energy LLC to us in the case of the issuance of a share of Class A common stock, or a newly issued Class C unit of Clearway Energy LLC to us in the case of the issuance of a share of Class C common stock; or

•
use the net proceeds to purchase a Class B unit of Clearway Energy LLC from CEG in the case of the issuance of a share of Class A common stock, which Class B unit will automatically convert into a Class A unit of Clearway Energy LLC when transferred to us, or a Class D unit of Clearway Energy LLC from CEG in the case of the issuance of a share of Class C common stock, which Class D unit will automatically convert into a Class C unit of Clearway Energy LLC when transferred to us.

If we elect to redeem any shares of our Class A common stock or Class C common stock for cash, Clearway Energy LLC will, immediately prior to such redemption, redeem an equal number of Class A units or Class C units, as applicable, held by us upon the same terms and for the same price, as the shares of Class A common stock so redeemed.
EXCHANGE AGREEMENT
We entered into an Amended and Restated Exchange Agreement with NRG (the “Exchange Agreement”), which was assigned to CEG upon the GIP Transaction. Under the Exchange Agreement, CEG (and certain permitted assignees and permitted transferees who acquire Class B units or Class D units of Clearway Energy LLC) may from time to time cause Clearway Energy LLC to exchange their Class B units for shares of our Class A common stock on a one-for-one basis, subject to adjustments for stock splits, stock dividends and reclassifications, or exchange their Class D units for shares of our Class C common stock on a one-for-one basis, subject to equitable adjustments for stock splits, stock dividends and reclassifications.
When CEG or its permitted transferee exchanges a Class B unit of Clearway Energy LLC for a share of our Class A common stock, we will automatically redeem and cancel a corresponding share of our Class B common stock and the Class B unit will automatically convert into a Class A unit when issued to us; similarly, when CEG or its permitted transferee exchanges a Class D unit of Clearway Energy LLC for a share of our Class C common stock, we will automatically redeem and cancel a corresponding share of our Class D common stock and the Class D unit will automatically convert into a Class C unit when issued to us. As a result, when a holder exchanges its Class B units for shares of our Class A common stock, or its Class D units for shares of our Class C common stock, our interest in Clearway Energy LLC will be correspondingly increased.
REGISTRATION RIGHTS AGREEMENT
We entered into an Amended and Restated Registration Rights Agreement with NRG (the “Registration Rights Agreement”), which was assigned to CEG upon the GIP Transaction. Under the Registration Rights Agreement, CEG and its affiliates are entitled to demand registration rights, including the right to demand that a shelf registration statement be filed, and “piggyback” registration rights, for shares of our Class A common stock that are issuable upon exchange of Class B units of Clearway Energy LLC that CEG owns and shares of our Class C common stock that are issuable upon exchange of the Class D units of Clearway Energy LLC that CEG owns.
PROCEDURES FOR REVIEW, APPROVAL AND RATIFICATION OF RELATED PERSON TRANSACTIONS; CONFLICTS OF INTEREST
Our Board has adopted a written Related Person Transaction Policy (the “Related Person Policy”) that provides that the Corporate Governance, Conflicts and Nominating Committee will periodically review all related person transactions that are required to be disclosed under SEC rules and, when appropriate, initially authorize or ratify all such transactions. See “Governance of the Company — Corporate Governance, Conflicts and Nominating Committee.”
The Related Person Policy operates in conjunction with our Code of Conduct and is applicable to all “Related Person Transactions”, which are all transactions, arrangements or relationships in which:
•
the aggregate amount involved will or may be expected to exceed $50,000 in any calendar year;

•
the Company is a participant; and

•
any Related Person (as that term is defined below) has or will have a direct or indirect interest.

A “Related Person” is:
•
any person who is, or at any time during the applicable period was, a director of the Company or a nominee for director or an executive officer;

•
any person who is known to the Company to be the beneficial owner of more than 5% of any class of the Company’s voting stock;

•
any immediate family member of any of the persons referenced in the preceding two bullets, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of the director, nominee for director, executive officer or more than 5% beneficial owner of any class of the Company’s voting stock, and any person (other than a tenant or employee) sharing the household of such director, nominee for director, executive officer or more than 5% beneficial owner of any class of the Company’s voting stock; and

•
any firm, corporation or other entity in which any of the foregoing persons is a partner or principal or in a similar position or in which such person has a 10% or greater beneficial ownership interest.

In determining whether to recommend the initial approval or ratification of a Related Person Transaction, the Corporate Governance, Conflicts and Nominating Committee considers all of the relevant facts and circumstances available, including (if applicable) but not limited to: (a) whether there is an appropriate business justification for the transaction; (b) the benefits that accrue to us as a result of the transaction; (c) the terms available to unrelated third parties entering into similar transactions; (d) the impact of the transaction on director independence (in the event the related person is a director, an immediate family member of a director or an entity in which a director or an immediate family member of a director is a partner, stockholder, member or executive officer); (e) the availability of other sources for comparable products or services; (f) whether it is a single transaction or a series of ongoing, related transactions; and (g) whether entering into the transaction would be consistent with the Related Person Transaction Policy.
If the aggregate amount involved is expected to be less than $500,000, the transaction may be approved or ratified by the Chair of the Corporate Governance, Conflicts and Nominating Committee.
As part of its review of each Related Person Transaction, the Corporate Governance, Conflicts and Nominating Committee will take into account, among other factors it deems appropriate, whether the transaction is on terms no less favorable than the terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the Related Person’s interest in the transaction. This Related Person Policy also provides that certain transactions, based on their nature and/or monetary amount, are deemed to be pre-approved or ratified by the Corporate Governance, Conflicts and Nominating Committee and do not require separate approval or ratification.
Transactions involving ongoing relationships with a Related Person will be reviewed and assessed at least annually by the Corporate Governance, Conflicts and Nominating Committee to ensure that such Related Person Transactions remain appropriate and in compliance with the Committee’s guidelines.
The Committee’s activities with respect to the review and approval or ratification of all Related Person Transactions are reported periodically to the Board. Any transaction between us and any Related Person, including CEG, will be subject to the prior review and approval of our Corporate Governance, Conflicts and Nominating Committee.

EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION & ANALYSIS

EXECUTIVE SUMMARY
EXECUTIVE COMPENSATION PROGRAM
Clearway is a publicly-traded energy infrastructure investor and owner of modern, sustainable and long-term contracted assets across North America. GIP, through its portfolio company, CEG, holds all of our Class B common stock and Class D common stock and thus has the majority voting interest in the Company. This Compensation Discussion and Analysis (this “CD&A”) describes the philosophy, elements, implementation, and results of our 2021 executive compensation program as it applies to the executive team.
The Compensation Committee’s objectives are to design a simple yet competitive program, which is aligned with the interests of our stockholders. This program is designed to align short-term and long-term compensation with the Company’s annual performance and three-year total stockholder return (“TSR”), respectively. Our annual incentive program (“AIP”) is primarily based on objective criteria that support the achievement of our short-term objectives, which we believe create long-term stockholder value. Our long-term incentives are comprised of 67% Relative Performance Stock Units (“RPSUs”), which vest based on relative TSR measured over three years and 33% Restricted Stock Units (“RSUs”), which vest based on continued service over three years. The program incorporates many best practices in compensation design, while being tailored to our business needs and compensation objectives.
In 2021, the Compensation Committee reviewed and did not modify its philosophy related to the compensation program. Thus, NEO compensation continued to be delivered through a mix of (i) base salary, (ii) an annual incentive bonus opportunity under the AIP and (iii) long-term incentive compensation under our LTIP in the form of RPSUs and RSUs.
At our 2021 Annual Meeting of Stockholders, we received approximately 99% support for our say on pay proposal. We believe these results demonstrate our stockholders support our pay practices and that our compensation program is aligned with their interests.
KEY GOVERNANCE FEATURES OF OUR EXECUTIVE COMPENSATION PROGRAM
Our compensation program and practices incorporate several key governance features as highlighted in the table below.
What We Do:	What We Don’t Do:
• Pay for performance by delivering a substantial majority of our President and CEO’s compensation through equity.	• No excise tax gross-ups on change-in-control payments and no tax gross-ups on perquisites or benefits
• The large majority of our equity compensation for Senior Vice Presidents and above is performance-based	• No pledging or hedging of the Company’s stock by NEOs or directors
• Target our peer group median for total direct compensation	• No employment agreements for executive officers with the exception of our President and CEO
• Require a double trigger for the acceleration of equity vesting in connection with a change-in-control	• No guaranteed bonus payments for our NEOs
• Prevent undue risk taking in our compensation practices and engage in robust risk monitoring	• No supplemental executive retirement plans
• Include clawback policies in our compensation plans	• No re-pricing of underwater stock options and no stock option grants with an exercise price below 100% of fair market value
• Maintain robust stock ownership guidelines for our NEOs
• Provide market-level retirement benefits and limited perquisites
• Engage an independent compensation consultant to provide advice to the Compensation Committee with respect to our compensation program
• Conduct an annual say on pay vote

BUSINESS STRATEGY AND COMPANY PERFORMANCE
The Company’s primary business strategy is to focus on the acquisition and ownership of assets with predictable, long-term cash flows that allow the Company to increase the cash dividends paid to holders of the Company’s Class A and Class C common stock over time without compromising the ongoing stability of the business. The Company’s plan for executing this strategy includes the following key components: focusing on contracted renewable energy and conventional generation and thermal infrastructure assets; growing our business through acquisitions of contracted operating assets primarily in North America; and maintaining sound financial practices to grow our dividend.
The execution of the Company’s business strategy produced the following results in 2021:
•
Entered into an agreement to sell its Thermal Business to KKR for $1.9 billion, which is expected to close in the first half of 2022

•
Raised approximately $1.61 billion in new capital formation for growth investments and liability management, which included corporate level debt and bridge financing to execute on growth investments in advance of receiving funds from the sale of the Thermal Business

•
Invested or committed approximately $186 million in new growth investments with CEG, including the funding of the Company’s interest in the Mesquite Sky and Black Rock wind projects as well as the repowering of the Pinnacle Wind Farm

•
Invested approximately $633 million in third party acquisitions with an additional 35% equity interest in the Agua Caliente solar project, the additional 50% equity interest in Utah Solar, and the 100% equity interest in the Mt. Storm Wind project

•
Entered into resource adequacy contracts at Marsh Landing and Walnut Creek to extend the contracted term of both assets

Such results were taken into account by the Compensation Committee in making determinations with respect to the compensation for our NEOs under the 2021 compensation program.
EXECUTIVE COMPENSATION PROGRAM
2021 NAMED EXECUTIVE OFFICERS
This CD&A describes the material components of our compensation program for our NEOs in 2021. For the year ending December 31, 2021, our NEOs included the following individuals:
NEO	2021 Title
Christopher S. Sotos	President and Chief Executive Officer
Chad Plotkin	Senior Vice President and Chief Financial Officer
Kevin P. Malcarney	Senior Vice President, General Counsel and Corporate Secretary
GOALS AND OBJECTIVES OF THE PROGRAM
The Compensation Committee is responsible for the development and implementation of the Company’s executive compensation program, subject to Board approval for equity awards to certain officers, and references to Compensation Committee actions described below should be read in a manner that contemplates the requisite Board approval, as applicable, is in effect (see “Board Committees —Compensation Committee” above). The intent of the program is to reward the achievement of the Company’s annual goals and objectives while supporting the Company’s long-term business strategy. The Compensation Committee is committed to aligning executives’ compensation with performance. Our Compensation Committee has designed an executive compensation program that:
•
closely aligns our executive compensation with stockholder value creation, avoiding plans that encourage executives to take excessive risk, while driving long-term value to stockholders;

•
supports our long-term business strategy, while rewarding our executive team for their individual accomplishments with tailored individual executive compensation metrics and incentives; and

•
provides a competitive compensation opportunity while aligning with market standards for compensation.

The Compensation Committee’s objectives are achieved through the use of both short-term and long-term incentives. The Company currently targets total direct compensation at the median of our Compensation Peer Group (defined below), as described below under “Elements of Compensation.”
THE COMPENSATION PROCESS
COMPENSATION CONSULTANT
Pursuant to its charter, the Compensation Committee is authorized to engage, at the expense of the Company, a compensation consultant to provide independent advice, support and expertise to assist the Compensation Committee in overseeing and reviewing our overall executive compensation strategy, structure, policies and programs, and to assess whether our compensation structure establishes appropriate incentives for management and other key employees. Pay Governance has been the Compensation Committee’s independent compensation consultant since August 2020, and Pay Governance has continued to serve in that capacity to the present date. Pay Governance worked with the Compensation Committee to formulate the design of the executive and director compensation programs for 2021. As part of its work with the Compensation Committee, Pay Governance provided reports to the Compensation Committee containing research, market data, survey information and information regarding trends and developments in executive and director compensation, and Pay Governance reported directly to the Compensation Committee. Neither Pay Governance, nor any of their affiliates provided any other services for us or any of our affiliates in 2021. In accordance with SEC rules and requirements, the Company has affirmatively determined that no conflicts of interest exist between the Company and Pay Governance (or any individuals working on the Company’s account on behalf of Pay Governance).
COMPENSATION PEER GROUP ANALYSIS
The Compensation Committee, with support from its independent compensation consultant, identifies the most appropriate comparator group within relevant industries for purposes of benchmarking compensation. The Compensation Committee aims to compare our compensation program to a consistent peer group year-to-year but given the dynamic nature of our industry and the companies that constitute it, the Compensation Committee annually examines the peer group for appropriateness in terms of size, complexity, and industry. As a result of such annual review, the Compensation Committee identified a new peer group for compensation benchmarking purposes in 2021 (the “Compensation Peer Group”).
For these purposes, the Compensation Peer Group, comprised of similarly sized publicly owned energy and utility companies, is identified below.
Company	Ticker	Company	Ticker
Algonquin Power & Utilities Corp.	NYSE: AQN	Northland Power Inc.	TSX: NPI
Black Hills Corporation	NYSE: BKH	NorthWestern Corporation	NYSE: NWE
Covanta Holding Corporation(1)	NYSE: CVA	Ormat Technologies, Inc.	NYSE: ORA
Genesis Energy, L.P.	NYSE: GEL	South Jersey Industries, Inc.	NYSE: SJI
Innergex Renewable Energy Inc.	TSX: INE	Suburban Propane Partners, L.P.	NYSE: SPH
MGE Energy, Inc.	NASDAQ: MGEE	TransAltaCorporation	NYSE: TAC

(1)
Covanta Holding Corporation was acquired by the EQT Infrastructure V Fund in November 2021 and was delisted, but was included by Pay Governance as part of its 2021 compensation benchmarking analysis, and for that reason, Covanta Holding Corporation is included in the Compensation Peer Group for 2021 but will not be part of the Compensation Peer Group for 2022 or going forward.

For the purposes of determining appropriate NEO pay levels for 2021, the Compensation Committee reviewed NEO compensation from peers, where available and appropriate (e.g., based on an NEO’s position and duties). To supplement this analysis, the Compensation Committee reviewed relevant third-party survey data and considered the recommendations of the CEO on NEO and employee compensation matters not involving the CEO. The Compensation Committee may accept or adjust such CEO recommendations at its discretion. The NEOs did not participate in Compensation Committee discussions regarding their own compensation.
ELEMENTS OF COMPENSATION
Our compensation program for our NEOs consists of fixed compensation (base salary), performance-based compensation (AIP bonus and RPSUs) and time-based compensation (RSUs). We use the median percentile of our Compensation Peer Group as a guidepost in establishing the targeted levels of total direct compensation (cash and equity) for our NEOs. We expect that, over time, targeted total direct compensation for our NEOs will continue to approximate the median of our Compensation Peer Group. Realized pay in a given year depends on the achievement of defined performance-based compensation metrics. While a portion of our NEOs’ compensation is fixed, a significant percentage is at-risk and payable and/or realizable only if certain performance objectives are met.
BASE SALARY
Base salary compensates NEOs for their level of experience and position responsibilities and for the continued expectation of superior performance. Recommendations on increases to base salary take into account, among other factors, the NEO’s individual performance, the general contributions of the NEO to overall corporate performance, the level of responsibility of the NEO with respect to his or her specific position, and the NEO’s current base salary level compared to the market median. Messrs. Sotos, Plotkin and Malcarney received base salary increases in 2021 based on their performance and peer group benchmarking. The base salary for each NEO for fiscal year 2021 is set forth below:
Named Executive Officer	2021 Annualized Base Salary ($)(1)	Percentage Increase Over 2020 (%)(2)
Christopher S. Sotos	629,330	3%
Chad Plotkin	391,400	3%
Kevin P. Malcarney	320,000	4%

(1)
Actual 2021 base salary earnings are presented in the Summary Compensation Table.

(2)
As compared to the December 31, 2020 annualized base salary.

ANNUAL INCENTIVE COMPENSATION
Overview
Annual incentive compensation awards (AIP bonuses) are made under our AIP. AIP bonuses represent short-term compensation designed to compensate NEOs for meeting annual Company goals and for their individual performance over the course of the year. The Compensation Committee establishes these annual Company goals after reviewing the Company’s business strategy and other matters. As further discussed below, the annual goals for 2021 relate to the following three areas: (a) CAFD, (b) key performance milestones, and (c) achievement of the Thermal Plan (as described below). In addition, each NEO’s individual performance may (negatively or positively) affect the bonus amount that he or she ultimately receives under our AIP. However, notwithstanding individual performance or the extent to which the Company goals are achieved, the Compensation Committee retains sole discretion under the AIP to reduce the amount of or eliminate any AIP bonuses that are otherwise payable under the AIP.
AIP bonus opportunities are expressed in terms of threshold, target and maximum bonus opportunities. Different percentages of each NEO’s annual base salary relate to these threshold, target and maximum AIP bonus opportunities. However, in the event threshold performance for 2021 was not achieved with respect to one of the AIP performance metrics, no AIP bonuses would have been payable for that component for 2021.
The AIP provides NEOs (other than Mr. Sotos whose severance is governed by his amended and restated employment agreement) eligibility for a pro-rated target bonus payment for the year of a qualifying severance termination, based on the portion of the performance period that the NEO was employed.
2021 AIP Bonus Performance Criteria
The AIP bonus performance criteria applicable to all NEOs are based upon the three Company goals described above and individual performance. The table below sets forth the 2021 AIP performance criteria and weightings applicable to all NEOs, assuming the achievement of each goal at target.
Goal	Weight
CAFD(1)	35%
Key Performance Milestones	55%
Achievement of the Thermal Plan	10%
Overall Funding	100%
Individual Performance	+/- 20%

(1)
A non-GAAP measure, CAFD is defined as adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA) plus cash distributions/return of investment from unconsolidated affiliates, adjustments to reflect CAFD generated by unconsolidated investments that were not able to distribute project dividends prior to PG&E’s emergence from bankruptcy on July 1, 2020, and subsequent release post-bankruptcy, cash receipts from notes receivable, cash distributions from noncontrolling interests, adjustments to reflect sales-type lease cash payments, less cash distributions to noncontrolling interests, maintenance capital expenditures, pro-rata Adjusted EBITDA from unconsolidated affiliates, cash interest paid, income taxes paid, principal amortization of indebtedness, changes in prepaid and accrued capacity payments, and adjusted for development expenses.

•
CAFD.   The Compensation Committee set the 2021 threshold, target and maximum CAFD performance metric at $272 million, $340 million and $408 million, respectively. For 2021, the CAFD goals and the achieved level are set forth in the chart below. The Company achieved CAFD of approximately $336 million, surpassing the CAFD threshold but less than the CAFD target.

CAFD Threshold	CAFD Target	CAFD Maximum	CAFD Actual
$272 million	$340 million	$408 million	$336 million

•
Key Performance Milestones.   ”Key performance milestones” performance metrics are established as a defined annual incentive category. The Compensation Committee establishes threshold, target and maximum levels of performance for this category based on the number of milestones achieved. For 2021, a total of eight milestones were established relating to the Company’s credit rating, ESG matters, adherence to budget, CAFD per share goals, ratio of administrative costs to CAFD, corporate process improvement, Thermal strategic plan, and OSHA recordable incident rate. Additional CAFD and safety-related goals also applied with respect to the Company’s thermal business. For 2021, threshold performance required the achievement of three out of the eight milestones, target performance required the achievement of four out of the eight milestones, and maximum performance required the achievement of all eight milestones. Ultimately, above target performance was attained with the achievement of seven out of the eight milestones in 2021.

•
Achievement of the Thermal Plan.   Achievement of “Thermal Plan” performance metrics was added as an annual incentive category beginning in 2019 based on the view that all elements of the Company’s business should be reflected in the AIP bonus opportunity. The Compensation Committee established threshold, target and maximum levels for this category for each of the “Thermal Plan” performance metrics. For 2021, the Thermal Plan performance metrics relate to the thermal business’s CAFD, growth and five key Thermal Plan goals. Similar to the key performance milestones described above, threshold, target and maximum levels of performance were established for the key Thermal Plan goals based on the number of goals achieved. These goals related to safety, succession planning, and formalizing processes related to business operations, in each case, with respect to the thermal business (threshold, target and maximum performance required the achievement of one, three and five goals, respectively, out of a total of five). Ultimately, above-target performance was attained (expressed as 126% of target) with respect to the Thermal Plan in 2021. As noted above, the Company is expected to complete the sale of its thermal business in the first half of 2022. As a result, it is anticipated that the AIP metrics that relate to the Thermal Plan will be modified in 2022.
•
Individual Performance.   As indicated above, an NEO’s individual performance may (negatively or positively) affect his or her AIP bonus by up to 20%, although no AIP bonus payments can exceed 200% of the target award. Such individual performance is determined on a subjective basis based on the Compensation Committee’s assessment of the NEO’s contributions in supporting adherence to budget, support towards the achievement of key milestones, and other contributions towards the successful execution of the Company’s business strategy. In light of the Company’s above target achievement of AIP bonus performance criteria in 2021, the Compensation Committee recommended to the full Board that the CEO’s AIP bonus be paid based on the overall 2021 AIP achievement without additional modification. Similarly, the CEO recommended to the Compensation Committee that the AIP bonus for the other NEOs be paid based on the overall 2021 AIP achievement without additional modification. The full board approved the above recommendation of the Compensation Committee for the CEO and the Compensation Committee approved the above recommendation of the CEO for the other NEOs.

2021 Annual Incentive Bonus Opportunity
The threshold, target and maximum AIP bonus opportunities for NEOs for 2021, expressed as a percentage of base salary, were:
Named Executive Officer	Threshold (%)(1)	Target (%)(1)	Maximum (%)(1)	Target Amount ($)
Christopher S. Sotos	50	100	200	629,330
Chad Plotkin	30	60	120	234,840
Kevin Malcarney(2)	30	60	120	192,000

(1)
This assumes that the CAFD performance metric and all other quantitative and qualitative goals, including the key milestones, are achieved at threshold, target and maximum levels, as applicable.

(2)
Mr. Malcarney’s threshold, target and maximum AIP award were increased in 2021 to recognize his performance and better align his total direct compensation with the market median.

2021 Annual Incentive Bonuses
As noted above, with respect to AIP bonuses for 2021, the CAFD target was $340 million, the key performance milestone target was achievement of four out of eight key performance milestones and target achievement of the “Thermal Plan” metrics was based on the achievement of various sub-categories, including the achievement of three out of five key Thermal Plan goals.
For 2021, CAFD achievement was between threshold and target at approximately $336 million and seven out of eight key performance milestones were achieved. In addition, overall achievement for the Thermal Plan for 2021 was above target at 126%. Due to the achievement specified above, 2021 AIP bonuses were paid at levels above target. If performance falls between threshold and target or target and maximum, the bonus opportunity will be determined on an interpolated basis. As a result, the CAFD metric, the key performance milestone, and Thermal Plan metrics were respectively weighted at 97%, 175% and 126% of target.

The annual incentive bonuses paid to NEOs for 2021 were:
Named Executive Officer	Target Percentage of Annual Base Salary (%)	Percentage of Annual Base Salary Achieved (%)	Annual Incentive Payment ($)
Christopher S. Sotos	100	143	899,312
Chad Plotkin	60	86	335,586
Kevin P. Malcarney	60	86	274,368
LONG-TERM INCENTIVE COMPENSATION
We believe that equity awards directly align our NEOs’ interests with those of our stockholders. In 2021, the Compensation Committee granted our NEOs a combination of performance-based equity awards directly linked to long-term stockholder value creation and time-based equity awards which also represent a critical component of our long-term incentive compensation due to the retention aspects of the awards. To enhance our compensation program’s focus on Company performance, the majority of these long-term incentive awards (67%) were performance-based (i.e., granted as RPSUs). The remainder of our long-term incentive awards (33%) were time-based (i.e., granted as RSUs which vest over three years). We believe that our AIP appropriately focuses our NEOs on shorter-term (one-year) financial metrics while our LTIP emphasizes long-term stockholder value creation (i.e., three-year TSR outperformance). For 2021, Mr. Sotos’ target LTIP award was 280% of his base salary and Messrs. Plotkin and Malcarney’s target LTIP awards were 125% of their respective base salaries. Mr. Sotos’ target LTIP award increased from 264% in 2020 to 280% in 2021 and Mr. Malcarney’s target LTIP award increased from 100% in 2020 to 125% in 2021. These changes were intended to recognize their performance and better align their total direct compensation with the market median. The above mix of long-term incentive compensation applied to all NEOs for 2021.
Relative Performance Stock Units
Each RPSU represents the potential to receive one share of Class C common stock, as adjusted, based on the Company’s TSR performance ranked against the TSR performance of a comparator group of similar companies (the “Performance Peer Group”) after the completion of a three-year performance period. Relative measures are designed to normalize for externalities, ensuring the program appropriately reflects management’s impact on the Company’s TSR by including peer companies that the Compensation Committee believes are similarly impacted by market conditions.
The payout of shares of Class C common stock at the end of the three-year performance period is based on the Company’s TSR performance percentile rank compared with the TSR performance of the Performance Peer Group. To ensure a rigorous program design, the target level payout (100% of shares granted) requires the Company to perform at the 50th percentile. To induce management to achieve greater than target level performance in a down market, in the event that the Company’s TSR performance declines by more than 20% over the performance period, the target level payout (100% of shares granted) will require achievement of 60th percentile performance. The Compensation Committee believes that this increased performance requirement addresses the concern that a disproportionate award may be paid in the event that our relative performance is high, but absolute performance is low.
In the event relative performance is below the 25th percentile, the award is forfeited. In the event relative performance is between the 25th percentile and the 50th percentile (or the 60th percentile if our TSR performance declines by more than 20% over the performance period), payouts will be based on an interpolated calculation. In the event relative performance reaches the 50th percentile (or the 60th percentile as described above), 100% of the award will be paid. In the event relative performance is between the 50th percentile (or the 60th percentile as described above) and the 75th percentile, payouts will be based on an interpolated calculation. In the event that relative performance is at or above the 75th percentile, a maximum payout of 150% of the target will be paid with respect to RPSU awards granted in 2021. Beginning with respect to RPSUs granted in 2018 and continuing for grants of 2021 RPSUs, the maximum payout was (and remains) changed from 200% to 150%. As noted below, the RPSUs granted in 2019 vested at 150% of target based on the Company’s TSR performance ranked against the TSR performance of the Performance Peer Group.

The table below illustrates the design of our RPSUs in 2021.
Performance Targets	Performance Requirement		Payout Opportunity
Maximum	75th percentile or above		150%
Target	Standard Target: 50th percentile	Modified Target: 60th percentile (less than -20% absolute TSR)	100%
Threshold	25th percentile		25%
Below Threshold	Below 25th percentile		0%
Restricted Stock Units
Each RSU represents the right to receive one share of our Class C common stock after the completion of the vesting period. The RSUs granted to the NEOs in 2021 vest ratably, meaning that one-third of the award vests each year on the anniversary of the grant date, over a three-year period.
Dividend Equivalent Rights (DERs)
In connection with awards of both RPSUs and RSUs, each NEO also receives DERs, which accrue with respect to the award to which they relate. Accrued DERs are only paid out to the extent that the shares of Class C common stock underlying each award become vested and deliverable to the NEO. Accrued DERs are paid at the same time such shares are delivered to the NEO. Accordingly, DERs are forfeited if the underlying shares are forfeited.
CLAWBACKS
The Company has a “clawback” policy with regard to awards made under the AIP and LTIP in the case of a material financial restatement, including a restatement resulting from employee misconduct, or in the case of fraud, embezzlement or other serious misconduct that is materially detrimental to the Company. The Compensation Committee retains discretion regarding application of the policy. The policy is incremental to other remedies that are available to the Company. In addition to our “clawback” policy, if the Company is required to restate its earnings as a result of noncompliance with a financial reporting requirement due to misconduct, under the Sarbanes-Oxley Act of 2002 (“SOX”), the CEO and the CFO would also be subject to a “clawback,” as required by SOX.
BENEFITS
All of our NEOs are eligible to participate in the same retirement, life insurance, health and welfare plans. To generally support more complicated financial planning and estate planning matters, NEOs are eligible for reimbursement of annual tax return preparation, tax advice, financial planning and estate planning expenses. Mr. Sotos is eligible for a maximum reimbursement of $12,000 per year and the remaining NEOs are eligible for a maximum reimbursement of $3,000 per year.
POTENTIAL SEVERANCE AND CHANGE-IN-CONTROL BENEFITS
Each NEO’s RPSU and RSU award agreements under the LTIP provide for certain treatment in the event of such NEO’s termination of employment under certain circumstances, including in connection with a change-in-control. Additionally, Mr. Sotos, pursuant to his amended and restated employment agreement (as described below), and the remaining NEOs, pursuant to the Company’s Executive Change-in-Control and General Severance Plan (the “CIC Plan”) as well as pursuant to the Compensation Committee’s discretion under the AIP, are entitled to additional severance payments and benefits in the event of termination of employment under certain circumstances, including following a change-in-control.
Change-in-control arrangements are considered a market practice among many publicly held companies. Most often, these arrangements are utilized to encourage executives to remain with the company during periods of extreme job uncertainty and to ensure that any potential transaction is thoroughly and objectively evaluated. In order to enable a smooth transition during an interim period, change-in-control arrangements provide a defined level of security for the executive and the company, enabling a more seamless implementation of a particular merger, acquisition or asset sale or purchase, and subsequent integration. In addition, such agreements include restrictive covenants, such as non-compete, non-solicitation and confidentiality provisions that protect the interests of the Company.
For a more detailed discussion, including the quantification of potential payments, please see the section entitled “Severance and Change-in-Control” following the executive compensation tables below.
OTHER MATTERS
STOCK OWNERSHIP GUIDELINES
The Compensation Committee and the Board require the CEO to hold Company stock with a value equal to 5.0 times his base salary until his separation from the Company. Our other NEOs (i.e., NEOs other than the CEO) are required to hold Company stock with a value equal to 3.0 times their base salary until their separation from the Company. Personal holdings and vested awards count towards the ownership multiple. Although NEOs are not required to make purchases of our common stock to meet their target ownership multiple, NEOs are restricted from divesting any securities until such ownership multiples are attained, except in the event of hardship or to make a required tax payment, and they must maintain their ownership multiple after any such transactions. Once met, they must maintain their ownership multiple during their service. The current target stock ownership for NEOs as of March 3, 2022 is shown below. All of our NEOs met or exceeded their stock ownership guidelines as of March 3, 2022.
Named Executive Officer	Target Ownership Multiple	Actual Ownership Multiple
Christopher S. Sotos	5.0x	23.0x
Chad Plotkin	3.0x	8.9x
Kevin P. Malcarney	3.0x	6.2x
TAX AND ACCOUNTING CONSIDERATIONS
Section 162(m) of the Internal Revenue Code (the “Code”) precludes us, as a public company, from taking a tax deduction for individual compensation to certain of our executive officers in excess of $1 million, subject to certain exemptions. Prior to 2018, the exemptions included an exclusion of performance-based compensation within the meaning of Section 162(m) of the Code (“Section 162(m)”). The Tax Cuts and Jobs Act, enacted in December 2017, however, amended Section 162(m) and eliminated the exclusion of performance-based compensation from the $1 million limit, subject to certain exemptions. The Compensation Committee believes tax deductibility of compensation is an important consideration and continues to consider the implications of legislative changes to Section 162(m). However, the Compensation Committee also believes that it is important to retain flexibility in designing compensation programs, and as a result, has not adopted a policy that any particular amount of compensation must be deductible to the Company under Section 162(m).
The Compensation Committee also takes into account tax consequences to NEOs in designing the various elements of our compensation program, such as designing the terms of awards to defer immediate income recognition under Section 409A of the Code. The Compensation Committee remains informed of, and takes into account, the accounting implications of its compensation programs. However, the Compensation Committee approves programs based on their total alignment with our strategy and long-term goals.

COMPENSATION TABLES
Summary Compensation Table
Fiscal Year Ended December 31, 2021
Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(4)	Total ($)
Christopher S. Sotos	2021	638,260	—	1,535,147	—	899,312	—	19,790	3,092,509
President and Chief	2020	634,500	—	1,900,423	—	699,534	—	14,111	3,248,568
Executive Officer	2019	606,304	—	1,527,522	—	906,235	—	14,882	3,054,943
Chad Plotkin	2021	396,954	—	426,560	—	335,586	—	14,600	1,173,700
Senior Vice President	2020	394,615	—	559,631	—	281,551	—	14,169	1,249,966
and Chief Financial Officer	2019	378,731	—	475,020	—	338,170	—	15,200	1,207,121
Kevin P. Malcarney	2021	323,991	—	348,772	—	274,368	—	12,550	959,681
Senior Vice President, General	2020	317,885	—	362,301	—	151,889	—	10,550	842,625
Counsel and Corporate Secretary	2019	300,000	—	300,019	—	170,568	—	11,077	781,664

(1)
Reflects base salary earnings.

(2)
Reflects the grant date fair value determined in accordance with the Financial Accounting Standards Board Accounting Standards Codification Topic 718, Comparison — Stock Compensation. Clearway Energy, Inc. uses the Company’s Class C common stock price on the date of grant as the fair value of the Company’s RSUs. The fair value of RPSUs is estimated on the date of grant using a Monte Carlo simulation model. Prior to 2020, the number of RPSUs granted was based on the fair value of RPSUs estimated on the date of grant using a Monte Carlo simulation model. Beginning with awards granted in 2020, the number of RPSUs granted is based on the 10-day average closing price of the Company’s Class C common stock ending on the date of grant. This change in determining the number of RPSUs granted was implemented after reviewing the compensation practices of Compensation Peer Group companies. For RPSUs granted in 2021, if the maximum level of performance is achieved, the fair value will be approximately $1,431,084 for Mr. Sotos, $397,644 for Mr. Plotkin and $325,119 for Mr. Malcarney.

(3)
The amounts shown in this column represent the annual incentive bonuses paid to the NEOs. Further information regarding the annual incentive bonuses is included in the “2021 Annual Incentive Bonuses” section of this CD&A.

(4)
The amounts provided in the All Other Compensation column represent the additional benefits payable by the Company and include insurance benefits; the employer match under the Company’s 401(k) plan; financial counseling services up to $12,000 per year for Mr. Sotos and up to $3,000 per year for all other NEOs, not including the financial advisor’s travel or out-of-pocket expenses; legal fees incurred by Mr. Sotos in connection with reviewing and finalizing his amended and restated employment agreement; and when applicable, the Company’s discretionary contribution to the 401(k) plan. The following table identifies the additional compensation for each NEO.

Name	Year	Life and Disability Insurance Reimbursement ($)	Financial Advisor Services ($)	401(k) Employer Matching Contribution ($)	401(k) Discretionary Contribution ($)	Legal Fees ($)	Total ($)
Christopher S. Sotos	2021	—	—	11,600	—	8,190	19,790
	2020	—	2,711	11,400	—	—	14,111

Name	Year	Life and Disability Insurance Reimbursement ($)	Financial Advisor Services ($)	401(k) Employer Matching Contribution ($)	401(k) Discretionary Contribution ($)	Legal Fees ($)	Total ($)
	2019	1,000	2,682	11,200	—	—	14,882
Chad Plotkin	2021	—	3,000	11,600	—	—	14,600
	2020	—	3,000	11,169	—	—	14,169
	2019	1,000	3,000	11,200	—	—	15,200
Kevin P. Malcarney	2021	—	950	11,600	—	—	12,550
	2020	—	—	10,550	—	—	10,550
	2019	—	—	11,077	—	—	11,077
Grants of Plan-Based Awards
Fiscal Year Ended December 31, 2021
				Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)(4)
Name	Award Type	Grant Date	Approval Date	Threshold ($)(1)	Target ($)(2)	Maximum ($)(3)	Threshold (#)	Target (#)	Maximum (#)
Christopher S. Sotos	AIP	—	—	$314,665	$629,330	$1,258,660	—	—	—	—	—
	RPSU	4/15/2021	2/19/2021	—	—	—	10,330	41,319	61,979	—	$954,056
	RSU	4/15/2021	2/19/2021	—	—	—	—	—	—	20,233	$581,091
Chad Plotkin	AIP	—	—	$117,420	$234,840	$469,680	—	—	—	—	—
	RPSU	4/15/2021	2/19/2021	—	—	—	2,870	11,481	17,222	—	$265,096
	RSU	4/15/2021	2/19/2021	—	—	—	—	—	—	5,622	$161,464
Kevin P. Malcarney	AIP	—	—	$96,000	$192,000	$384,000	—	—	—	—	—
	RPSU	4/15/2021	2/19/2021	—	—	—	2,347	9,387	14,081	—	$216,746
	RSU	4/15/2021	2/19/2021	—	—	—	—	—	—	4,597	$132,026

(1)
Threshold non-equity incentive plan awards include annual incentive plan threshold payments, as presented in the CD&A.

(2)
Target non-equity incentive plan awards include annual incentive plan target payments, as presented in the CD&A.

(3)
Maximum non-equity incentive plan awards include annual incentive plan maximum payments, as presented in the CD&A.

(4)
Reflects the grant date fair value determined in accordance with the Financial Accounting Standards Board Accounting Standards Codification Topic 718, Comparison — Stock Compensation. The Company uses the Class C common stock price on the date of grant as the fair value of the Company’s RSUs. For years preceding 2020, the fair value of RPSUs was estimated on the date of grant using a Monte Carlo simulation model. Beginning with awards made in 2020, the fair value of RPSUs is based on the 10-day average closing price of the Company’s Class C common stock ending on the date of grant. This change in determining fair value of the RPSUs was implemented after reviewing the compensation practices of Compensation Peer Group companies.

Outstanding Equity Awards at Fiscal Year End
Fiscal Year Ended December 31, 2021
	Option Awards				Stock Awards

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)	Equity Incentive Plan Awards
							Number of Unearned Shares that Have Not Vested (#)(1)	Market Value of Unearned Shares that Have Not Vested ($)(1)
Christopher S. Sotos	—	—	—	—	52,227(2)	1,881,739	166,383(3)	5,994,779
Chad Plotkin	—	—	—	—	15,215(4)	548,196	49,317(5)	1,776,892
Kevin P. Malcarney	—	—	—	—	10,783(6)	388,511	33,637(7)	1,211,941

(1)
Assumes achievement at target award level for 2019, 2020 and 2021 RPSU awards as discussed in the CD&A.

(2)
This amount represents 9,789 RSUs and 1,397 DERs that vested on January 2, 2022, 16,066 RSUs and 950 DERs that will vest on April 15, 2022, 16,096 RSUs and 953 DERs that will vest on April 15, 2023, and 6,758 RSUs and 218 DERs that will vest on April 15, 2024.

(3)
This amount represents 54,671 RPSUs and 7,802 DERs that vested on January 2, 2022, 56,792 RPSUs and 4,462 DERs that will vest on April 15, 2023, and 41,319 RPSUs and 1,337 DERs that will vest on April 15, 2024. On January 2, 2022, the 2019 RPSU award vested at 150% of target based on the Company’s TSR performance ranked against the TSR performance of the Performance Peer Group.

(4)
This amount represents 3,045 RSUs and 434 DERs that vested on January 2, 2022, 4,619 RSUs and 275 DERs that will vest on April 15, 2022, 4,628 RSUs and 276 DERs that will vest on April 15, 2023, and 1,878 RSUs and 60 DERs that will vest on April 15, 2024.

(5)
This amount represents 17,001 RPSUs and 2,426 DERs that vested on January 2, 2022, 16,724 RPSUs and 1,314 DERs that will vest on April 15, 2023, and 11,481 RPSUs and 371 DERs that will vest on April 15, 2024. On January 2, 2022, the 2019 RPSU award vested at 150% of target based on the Company’s TSR performance ranked against the TSR performance of the Performance Peer Group.

(6)
This amount represents 1,923 RSUs and 274 DERs that vested on January 2, 2022, 3,309 RSUs and 188 DERs that will vest on April 15, 2022, 3,315 RSUs and 189 DERs that will vest on April 15, 2023, and 1,536 RSUs and 49 DERs that will vest on April 15, 2024.

(7)
This amount represents 10,738 RPSUs and 1,532 DERs that vested on January 2, 2022, 10,827 RPSUs and 850 DERs that will vest on April 15, 2023, and 9,387 RPSUs and 303 DERs that will vest on April 15, 2024. On January 2, 2022, the 2019 RPSU award vested at 150% of target based on the Company’s TSR performance ranked against the TSR performance of the Performance Peer Group.

Option Exercises and Stock Vested
Fiscal Year Ended December 31, 2021
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
Christopher S. Sotos	—	—	98,461(3)	3,112,637
Chad Plotkin	—	—	28,040(4)	886,183
Kevin P. Malcarney	—	—	7,784(5)	242,631

(1)
Includes shares and DERs that vested pursuant to underlying awards and converted to Class C common stock in 2021.

(2)
The values are based on December 31, 2020 Class C common stock closing share price of $31.93 for awards and DERs that vested on January 2, 2021. The values are based on April 15, 2021 Class C common stock closing share price of $28.72 for awards and DERs that vested on April 15, 2021.

(3)
Represents 7,102 RSUs, 59,399 RPSUs and 11,532 DERs that vested on January 2, 2021 pursuant to the stock compensation awards granted on January 2, 2018. Represents 9,759 RSUs and 923 DERs that vested on January 2, 2021 pursuant to the stock compensation award granted on January 2, 2019. Represents 9,329 RSUs and 417 DERs that vested on April 15, 2021 pursuant to the stock compensation award granted on April 15, 2020.

(4)
Represents 1,989 RSUs, 16,632 RPSUs and 3,228 DERs that vested on January 2, 2021 pursuant to the stock compensation awards granted on January 2, 2018. Represents 3,035 RSUs and 287 DERs that vested on January 2, 2021 pursuant to the stock compensation award granted on January 2, 2019. Represents 2,747 RSUs and 122 DERs that vested on April 15, 2021 pursuant to the stock compensation award granted on April 15, 2020.

(5)
Represents 3,323 RSUs and 506 DERs that vested on January 2, 2021 pursuant to the stock compensation award granted on May 11, 2018. Represents 1,917 RSUs and 181 DERs that vested on January 2, 2021 pursuant to the stock compensation award granted on January 2, 2019. Represents 1,778 RSUs and 79 DERs that vested on April 15, 2021 pursuant to the stock compensation award granted on April 15, 2020.

EMPLOYMENT AGREEMENTS
The Company has not entered into employment agreements with any officers other than Mr. Sotos.
On September 23, 2021, the Company and Mr. Sotos entered into an agreement amending and restating Mr. Sotos’ employment agreement, dated as of May 6, 2016, as previously amended, pursuant to which Mr. Sotos continues to serve as the Company’s President and CEO for a new term that began on September 23, 2021 (the “Effective Date”). Under this amended and restated employment agreement, the term of Mr. Sotos’ employment will continue until the earlier of the date that his employment is terminated by either party or December 31, 2024; provided that such employment period will automatically renew on the same terms and conditions for additional one-year terms unless either party provides the other party with written notice of its election not to renew the then-current employment period at least 90 days before such period’s expiration date. The amended and restated employment agreement entitled Mr. Sotos to an annual base salary of $629,330 for the period beginning on the Effective Date and ending on December 31, 2021. For each annual period thereafter, our Board will determine whether to increase Mr. Sotos’ annual base salary. The amended and restated employment agreement provides that, beginning with the 2021 fiscal year, Mr. Sotos is eligible to receive an annual bonus at a target amount equal to 100% of base salary (i.e., AIP bonus), with it being understood that such percentage may be increased by the Company from time to time, in each case based on achievement of criteria determined by the Board with input from Mr. Sotos. The maximum award opportunity each year is 200% of the target amount. The amended and restated employment agreement further provides that Mr. Sotos is eligible to participate in the LTIP, on such terms as are set forth in the plan. Mr. Sotos’ target LTIP award for the 2021 fiscal year was approximately 280% of base salary.

In addition to the compensation and benefits described above, as well as paid vacation and director and officer liability insurance, the amended and restated employment agreement provides that Mr. Sotos will receive the following:
•
Reimbursement for annual tax return preparation expenses and tax advice and financial planning, up to a maximum of $12,000 per year, and reimbursement for legal fees incurred in connection with reviewing and finalizing his amended and restated employment agreement, up to a maximum of $12,000;

•
Eligibility to participate in the Company’s retirement plans, health and welfare plans, and disability insurance plans under the same terms, and to the same extent, as other senior management of the Company; and

•
Reimbursement for the costs of litigation or other disputes incurred in asserting any claims under the amended and restated employment agreement, unless the court finds in favor of the Company.

The amended and restated employment agreement also entitles Mr. Sotos to certain severance payments and benefits in the event his employment terminates under certain circumstances. These severance payments and benefits are described and quantified under the section “Severance and Change-in-Control” below. In addition, under the amended and restated employment agreement, the Company has agreed to indemnify Mr. Sotos against any claims arising as a result of his position with the Company to the fullest extent permitted by the Company’s certificate of incorporation, bylaws or Board resolutions or, if greater, Delaware law.
The amended and restated employment agreement includes non-competition and non-solicitation restrictions on Mr. Sotos during the term of his employment and for one year after his termination of employment. The amended and restated employment agreement also includes confidentiality, indemnification obligations and intellectual property restrictions and an obligation for Mr. Sotos to cooperate with the Company in the event of any internal, administrative, regulatory, or judicial proceeding. The provisions of the amended and restated employment agreement may only be waived with the written consent of the Company and Mr. Sotos.
SEVERANCE AND CHANGE-IN-CONTROL
Each NEO’s RPSU and RSU award agreements under the LTIP provide for special treatment in the event of such NEO’s termination of employment under certain circumstances. Upon death or disability, an NEO’s RSUs and RPSUs will vest in full and the performance metrics with respect to the RPSUs will be deemed to be achieved at target levels. Upon retirement, an NEO’s RSUs and RPSUs will remain eligible for vesting pursuant to the award agreement as though the NEO was continuously employed by the Company throughout the relevant period; provided that retirement occurs more than 12 months following the applicable award’s grant date. Further, if an NEO’s employment is involuntarily terminated by the Company without cause (as defined in Mr. Sotos’ amended and restated employment agreement with respect to Mr. Sotos, and as defined in the LTIP with respect to the other NEOs) during the “Change in Control Period” (as defined below), (i) such NEO’s RSUs will vest in full immediately upon the later of such change in control or such termination of employment and (ii) the Compensation Committee will, pursuant to the terms and conditions of the LTIP and RPSU award agreement(s), determine the final amount payable to the NEO, if any, pursuant to his or her RPSUs. No RPSU or RSU that is granted to an NEO provides for accelerated vesting upon any other involuntary termination.
The “Change in Control Period” is the period commencing six months immediately prior to, and ending 12 months (or in the case of Mr. Sotos, 24 months) immediately following, a change in control of the Company (as defined in the LTIP and Mr. Sotos’ employment agreement as applicable). Effective December 7, 2021 with respect to the LTIP and January 1, 2022 with respect to the CIC Plan, the ending date for the Change in Control Period for each of the NEOs other than Mr. Sotos was extended to 24 months immediately following a change in control of the Company (i.e., matching the existing Change of Control Period with respect to Mr. Sotos).
In addition to the above described treatment of the equity awards, Mr. Sotos, pursuant to his amended and restated employment agreement, and the other NEOs, pursuant to the CIC Plan and in some cases, the

AIP, are entitled to certain additional severance payments and benefits in the event of termination of employment under certain circumstances, including following a change-in-control.
MR. SOTOS’ BENEFITS
If Mr. Sotos’ employment is involuntarily terminated by the Company without cause or if he terminates his employment for good reason, subject to Mr. Sotos executing a release of claims, the Company agrees to provide Mr. Sotos with the following severance benefits:
•
A lump sum payment equal to no less than 1.5 times Mr. Sotos’ annual base salary in effect at the time of Mr. Sotos’ termination of employment;

•
A lump sum payment equal to the bonus that Mr. Sotos would have earned if his employment had not terminated (i.e., contingent on satisfaction of the performance goals applicable to such bonus) under the then-current bonus plan, which amount will be pro-rated based on the number of days during the year that he was employed by the Company and paid at the time annual bonus payments are generally made to the Company’s executive officers;

•
Any unpaid bonus amount for the prior fiscal year to the extent not paid prior to the termination date; and

•
Reimbursement of the portion of COBRA premiums based on the monthly premium cost that would have been paid by the Company immediately prior to Mr. Sotos’ termination of employment for a period of 18 months after the date of termination, except that such coverage will be discontinued if Mr. Sotos becomes eligible for medical benefits from a subsequent employer or otherwise.

If Mr. Sotos’ employment is involuntarily terminated by the Company without cause or if he terminates his employment for good reason within the six months immediately prior to, or the 24 months immediately following, a change in control of the Company (i.e., the Change in Control Period with respect to Mr. Sotos), in lieu of the severance benefits set forth above, the Company will provide Mr. Sotos with the following severance benefits:
•
A lump sum payment of no less than three times the sum of (a) Mr. Sotos’ base salary in effect at the time of Mr. Sotos’ termination of employment, or if greater, at such time that is immediately prior to the change in control and (b) Mr. Sotos’ target bonus opportunity under the then-current bonus plan for the year of termination;

•
A lump sum payment equal to the target bonus opportunity under the then-current bonus plan, which amount will be pro-rated based on the number of days during the year that he was employed by the Company;

•
Any unpaid bonus amount for the prior fiscal year to the extent not paid prior to the termination date; and

•
Reimbursement of the portion of COBRA premiums based on the monthly premium cost that would have been paid by the Company immediately prior to Mr. Sotos’ termination of employment for a period of 18 months after the date of termination, except that such coverage will be discontinued if Mr. Sotos becomes eligible for medical benefits from a subsequent employer or otherwise.

If Mr. Sotos’ employment is terminated as a result of his death or disability, the Company agrees to pay him an amount equal to the target bonus opportunity for the year of termination, which amount will be pro-rated based on the number of days during the year that Mr. Sotos was employed by the Company. In addition, the Company will pay Mr. Sotos any unpaid bonus amount for the prior fiscal year to the extent not paid prior to the termination date.
If an excise tax under Section 4999 of the Code would be triggered by any payments under Mr. Sotos’ amended and restated employment agreement or otherwise upon a change-in-control, the Company will reduce such payments so that no amounts are subject to Section 4999 of the Code, if such reduction would cause the amount to be retained by Mr. Sotos to be greater than if Mr. Sotos were required to pay such excise tax.

NEO BENEFITS
Eligible NEOs may receive a discretionary payment of the pro-rated target bonus under the AIP in the event of such NEO’s termination of employment under certain circumstances, including upon his or her termination due to retirement or involuntary termination without cause. Such amount, if payable in the Compensation Committee’s discretion, will be pro-rated based on the number of days during the year that he or she was employed by the Company. In addition, under the CIC Plan, in the event of involuntary termination without cause, eligible NEOs are entitled to a general severance benefit equal to 1.5 times base salary payable in a lump sum amount and reimbursement for COBRA benefits continuation cost for a period of 18 months.
The CIC Plan also provides a change-in-control benefit in the event that, within six months prior to, as well as 12 months following, a change-in-control (as noted above, this 12-month period was changed to 24 months in the CIC Plan effective January 1, 2022), an eligible NEO’s employment is either involuntarily terminated by the Company without cause or voluntarily terminated by such NEO for good reason. Mr. Plotkin’s change-in-control benefit consists of an amount equal to 2.99 times the sum of his base salary plus the annual target incentive for the year of termination, payable in a lump sum amount. The change-in-control benefit for Mr. Malcarney (during 2021) consisted of an amount equal to 2.0 times the sum of his base salary plus the annual target incentive for the year of termination, payable in a lump sum amount. Beginning in 2022, and consistent with Mr. Malcarney’s 2022 promotion from Senior Vice President to Executive Vice President (as part of such promotion, Mr. Malcarney also will continue to serve as our General Counsel and Corporate Secretary), Mr. Malcarney’s change-in-control benefit has been increased, effective January 1, 2022, to an amount equal to 2.99 times the sum of his base salary plus the annual target incentive for the year of termination. All such NEOs are also eligible for an amount equal to their target bonus for the year of termination, pro-rated for the number of days during the performance period that such NEO was employed by the Company and reimbursement for all or a portion of such NEO’s COBRA benefits continuation cost for a period of 18 months, such that the NEO maintains the same coverage level and cost, on an after-tax basis, as in effect immediately prior to his or her termination of employment.
As a condition of receiving severance or change-in-control benefits, an eligible NEO must execute a release of claims and acknowledge the restrictive covenants in the CIC Plan. Such restrictive covenants include non-competition, non-solicitation and non-disparagement covenants applicable for one year after termination, confidentiality and intellectual property obligations. The provisions of the CIC Plan may only be waived by the written consent of the Compensation Committee and the applicable NEO.
If an excise tax under Section 4999 of the Code would be triggered for an eligible NEO by any payments under the CIC Plan or otherwise upon a change-in-control, the Company will reduce such payments so that no amounts are subject to Section 4999 of the Code, if such reduction would cause the amount to be retained by such NEO to be greater than if such NEO were required to pay such excise tax.
DEFINITION OF CHANGE-IN-CONTROL, ETC.
In general, under Mr. Sotos’ amended and restated employment agreement and the CIC Plan, a “change-in-control” occurs in the event: (a) any person or entity (with certain exceptions), becomes the direct or indirect beneficial owner of 50% or more of the Company’s then-outstanding voting or common stock or obtains the power to, directly or indirectly, vote or cause to be voted 50% or more of the Company’s capital stock entitled to vote in the election of directors, including by contract or through proxy, (b) directors serving on the Board as of a specified date cease to constitute at least a majority of the Board unless such directors are approved by a vote of at least a majority of the incumbent directors; provided that a person whose assumption of office is in connection with an actual or threatened election contest or actual or threatened solicitation of proxies including by reason of agreement intended to avoid or settle such contest shall not be considered to be an incumbent director, (c) any reorganization, merger, consolidation, sale of all or substantially all of the assets of the Company or other transaction is consummated unless the previous stockholders of the Company own more than 50% of the then-outstanding common stock and combined voting power of the company resulting from such change-in-control transaction, or (d) the stockholders approve a plan or proposal to liquidate or dissolve the Company.

An involuntary termination without “cause” means the NEO’s termination by the Company for any reason other than the NEO’s (a) conviction of, or agreement to a plea of nolo contendere to, a felony or other crime involving moral turpitude (including an indictment therefor under the CIC Plan), (b) willful failure to perform his or her duties (or in Mr. Sotos’ case, his material duties pursuant to his amended and restated employment agreement), (c) willful gross neglect or willful misconduct (including a material act of theft, fraud, malfeasance or dishonesty in connection with his or her performance of duties under the CIC Plan), or (d) breach of any written agreement between the Company or NEO, a violation of the Company’s Code of Conduct or other written policy (or in Mr. Sotos’ case, a material breach of such a written agreement or material violation of the Company’s Code of Conduct).
A voluntary termination for “good reason” means the resignation of the NEO in the event of (a) a reduction in his or her base salary or target total compensation by more than 15%, excluding across-the-board reductions to his or her base salary or annual bonus target, or if during the Change in Control Period, any reduction of base salary or target total compensation (without regard to whether the reduction applies on an across-the-board basis), (b) a material reduction in his or her benefits under or relative level of participation in the Company’s employee benefit plans, (c) a material diminution in his or her title, authority, duties or responsibilities, (d) a relocation of his or her principal place of employment by more than 50 miles or (e) the failure of a successor to the Company to agree, in writing, to assume the CIC Plan, or in the case of Mr. Sotos, his amended and restated employment agreement, within 15 days after a merger, consolidation, sale or similar transaction. In Mr. Sotos’ case only, “good reason” also includes (i) in lieu of the event described in the preceding subclause (a), a reduction in his base salary, annual bonus target, or target long-term incentive awards by more than 15%, excluding across-the-board reductions to his base salary, annual bonus target, and/or target long-term incentive awards, or if during the period that is within the six months immediately prior to, or 24 months immediately following a change in control of the Company, any reduction of base salary, annual bonus target, or target long-term incentive awards (without regard to whether the reduction applies on an across-the-board basis), (ii) any material failure by the Company to comply with his amended and restated employment agreement, (iii) his removal from the Board, (iv) the failure to elect him to the Board during any regular election, or (v) a change in reporting structure of the Company requiring Mr. Sotos to report to anyone other than the Board.
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL
The amount of compensation payable to each NEO in each circumstance is shown in the table below, assuming that termination of employment occurred as of December 31, 2021, and including payments that would have been earned as of such date. The amounts shown below do not include benefits payable under the Company’s 401(k) plan.
Named Executive Officer	Involuntary Termination Not for Cause ($)	Voluntary Termination for Good Reason ($)	Involuntary Not for Cause or Voluntary for Good Reason Following a Change in Control ($)	Death or Disability ($)	Qualified Retirement
Christopher S. Sotos	1,590,735	1,590,735	12,299,344	8,505,954	—
Chad Plotkin	851,363	—	4,461,981	2,560,101	—
Kevin P. Malcarney	703,009	—	2,303,966	1,792,637	—
CEO PAY RATIO
As a result of the rules under the Dodd Frank Act, the SEC requires disclosure of the CEO to median employee pay ratio. The following is a reasonable estimate, prepared under applicable SEC rules, of the ratio of the annual total compensation of our CEO, Mr. Sotos, to the annual total compensation of our median employee.
For purposes of the CEO pay ratio disclosure for the prior 3 years, we determined that we could use the same median employee given that there was no change in either our employee population or our employee compensation arrangements that we believe would significantly impact our pay ratio disclosure. Pursuant to the rules under the Dodd Frank Act, we are required to reasonably identify a new median employee for 2021. To reasonably identify the median employee, the Company extracted and ranked IRS Form W2 wages of all 303 employees employed as of December 31, 2021 (excluding the CEO) from the Company’s HRIS system of record. Our median employee’s annual total compensation for 2021 was determined using the same rules that apply to reporting the compensation of our NEOs (including our CEO) in the “Total” column of the “Summary Compensation Table — 2019 — 2021” above. The following total compensation amounts were determined based on that methodology:
•
The annual total compensation of the median employee for 2021 was $106,778.

•
The annual total compensation of Mr. Sotos for 2021 was $3,092,509.

•
As a result, we estimate that Mr. Sotos’ 2021 annual total compensation was approximately 29 times that of our median employee.

Given the different methodologies, exemptions, estimates and assumptions that various public companies use to determine an estimate of their pay ratio, the estimated ratio reported above should not be solely used as a basis for comparison between companies.
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis included in this Proxy Statement required by Item 402(b) of Regulation S-K with management and, based upon such review and discussion, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.
Compensation Committee: Ferrell P. McClean, Chair Jonathan Bram Brian R. Ford Jennifer Lowry Daniel B. More E. Stanley O’Neal
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
No member of our Compensation Committee has served as one of our officers or employees at any time. None of our executive officers serves as a member of the compensation committee of any other company that has an executive officer serving as a member of the Board. None of our executive officers serves as a member of the board of directors of any other company that has an executive officer serving as a member of our Compensation Committee.
DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Exchange Act requires our directors, executive officers and persons who beneficially own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership of our equity securities with the Securities and Exchange Commission.
Based solely on a review of the copies of such reports furnished to us and any written representations of our executive officers and directors that no Forms 5 were required, we believe that all such Section 16(a) filing requirements were timely met during the year ended December 31, 2021, except for one late report filed by Sarah Rubenstein, Vice President, Accounting & Controller, on November 3, 2021, for one transaction with respect to Ms. Rubenstein’s surrender of shares of Class C common stock on October 15, 2021 to satisfy tax withholding obligations related to a vesting of RSUs under the Equity Incentive Plan.

AUDIT COMMITTEE REPORT
The primary purpose of the Audit Committee is to assist the Board in its general oversight of the Company’s financial reporting process. The Audit Committee’s function is more fully described previously in this Proxy Statement and in its charter. The Audit Committee reviews the charter on an annual basis. The Board annually reviews the New York Stock Exchange listing standards’ definition of independence for audit committee members and has determined that each member of the Audit Committee meets that standard. The Board has also determined that each of the four members of the Audit Committee who served as such in 2021 met the requirements of an “audit committee financial expert.”
Management is responsible for the preparation, presentation, and integrity of the Company’s financial statements, accounting and financial reporting principles, internal controls and procedures designed to ensure compliance with accounting standards, applicable laws, and regulations.
The Company’s independent registered public accounting firm for the fiscal year 2021, Ernst & Young LLP, is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with generally accepted accounting principles and auditing the Company’s internal control over financial reporting.
The Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended December 31, 2021 with the Company’s management and has discussed with Ernst & Young LLP the matters required to be discussed by the PCAOB Auditing Standard No. 1301, as amended, “Communication with Audit Committees.” In addition, Ernst & Young LLP has provided the Audit Committee with the written disclosures and the letter required by Statement on the PCAOB Auditing Standard No. 1301, “Communication with Audit Committees,” and the Audit Committee has discussed with Ernst & Young LLP their independence. The Audit Committee also reviewed, and discussed with management and Ernst & Young LLP, management’s report and Ernst & Young LLP’s report and attestation on internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002.
Based on these reviews and discussions, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, for filing with the Securities and Exchange Commission.
Audit Committee:
Brian R. Ford, Chair
Jennifer Lowry
Ferrell P. McClean
Daniel B. More
E. Stanley O’Neal

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
AUDIT AND NONAUDIT FEES
The following table presents fees for professional services rendered by (i) KPMG LLP, our former principal independent registered public accounting firm, for the year ended December 31, 2020 and (ii) Ernst & Young LLP, our current principal independent registerest public account firm, for the year ended December 31, 2021.
	Year Ended December 31,
	2021	2020
	(In thousands)
Audit Fees	$4,425	$4,571
Audit-Related Fees	—	—
Tax Fees	1,605	261
All Other Fees	7	—
Total	$6,037	$4,832
AUDIT FEES
For 2021 and 2020 audit services, Ernst & Young LLP and KPMG LLP billed us approximately $4,424,556 and $4,571,030, respectively, for the integrated audit of the Company’s annual consolidated financial statements, internal control over financial reporting, and the review of the Company’s quarterly consolidated financial statements on Form 10-Q that are customary under the standards of the Public Company Accounting Oversight Board (United States), and in connection with subsidiary financial statement audits and the issuance of comfort letters and consents in connection with debt and equity offerings.
AUDIT-RELATED FEES
For 2021 and 2020, there were no audit-related fees billed to us by Ernst & Young LLP or KPMG LLP.
TAX FEES
For 2021 tax fees, Ernst & Young LLP billed us approximately $1,605,408 for tax compliance. For 2020 tax fees, KPMG LLP billed us approximately $261,340 for tax compliance.
ALL OTHER FEES
For 2021, Ernst & Young LLP billed us approximately $6,560 in other fees relating to online subscription fees. There were no other fees billed to us by KPMG LLP for 2020.
POLICY ON AUDIT COMMITTEE PRE-APPROVAL
The Audit Committee is responsible for appointing, setting compensation for, and overseeing the work of the independent registered public accounting firm. The Audit Committee has established a policy regarding pre-approval of all audit and permissible nonaudit services provided by the independent registered public accounting firm.
The Audit Committee annually reviews and pre-approves services that are expected to be provided by the independent registered public accounting firm. The term of the pre-approval is 12 months from the date of the pre-approval, unless the Audit Committee approves a shorter time period. The Audit Committee may periodically amend and/or supplement the pre-approved services based on subsequent determinations.
Unless the Audit Committee has pre-approved Audit Services or a specified category of nonaudit services, any engagement to provide such services must be pre-approved by the Audit Committee if it is to be provided by the independent registered public accounting firm. The Audit Committee must also pre-approve any proposed services exceeding the pre-approved budgeted fee levels for a specified type of service.
The Audit Committee has authorized its Chair to pre-approve services in amounts up to $100,000 per engagement. Engagements exceeding $100,000 must be approved by the full Audit Committee. Engagements pre-approved by the Chair are reported to the Audit Committee at its next scheduled meeting. The Audit Committee approved all of the audit-related fees, tax fees and all other fees described above.

QUESTIONS AND ANSWERS
WHAT IS THE PURPOSE OF THE ANNUAL MEETING?
The purpose of the Annual Meeting is to:
1.
elect nine directors;

2.
approve the Say on Pay Proposal;

3.
approve the Ratification of Ernst & Young LLP’s Appointment Proposal; and

4.
conduct such other business as may properly come before the Annual Meeting and any adjournment or postponement.

Other than these proposals, the Board is not aware of any other matters to be presented for a vote at the Annual Meeting.
WHO IS ENTITLED TO VOTE AT THE ANNUAL MEETING?
All of our stockholders may attend the Annual Meeting. However, only stockholders who owned our Class A, Class B, Class C or Class D common stock at the close of business on March 3, 2022, the record date for the Annual Meeting, or their duly appointed proxies, are entitled to vote at the Annual Meeting.
Many stockholders hold their shares through a stockbroker, bank, trustee or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially:
•
Stockholder of Record  —  If your shares are registered directly in your name with our transfer agent, Computershare, you are considered the stockholder of record of those shares.

•
Beneficial Owner —  If your shares are held in a stock brokerage account, or by a bank, trustee, or other nominee, you are considered the beneficial owner of shares held in “street name.” As the beneficial owner, you have the right to direct your broker, trustee or nominee on how to vote and you are also invited to attend the Annual Meeting virtually, as described below. Shares for which you are the beneficial owner but not the stockholder of record also may be voted electronically during the Annual Meeting. Your broker, trustee, or nominee is obligated to provide you with a voting instruction card for you to use to vote during the Annual Meeting. You may be required to provide proof of beneficial ownership, such as your most recent account statement as of the record date, a copy of the voting instruction form provided by your broker, bank, trustee, or nominee, or other similar evidence of ownership.

HOW MANY VOTES DO I HAVE?
You have one vote for each share of our Class A or Class B common stock you owned as of the record date for the Annual Meeting. You have 1/100th of one vote for each share of our Class C or Class D common stock you owned as of the record date for the Annual Meeting. Holders of shares of our Class A, Class B, Class C and Class D common stock vote together as a single class on all matters presented to our stockholders for their vote or approval, except as otherwise provided by applicable law. GIP, through its ownership of all of our outstanding Class B and Class D common stock, held approximately 54.93% of the combined voting power of our common stock as of the record date.
WHAT ARE THE RECOMMENDATIONS OF THE BOARD?
The Board recommends a vote:
1.
FOR the election of the director nominees;

2.
FOR the Say on Pay Proposal; and

3.
FOR the Ratification of Ernst & Young LLP’s Appointment Proposal.

If you grant a proxy and any additional matters are properly presented for a vote at the Annual Meeting, either of the persons named as proxy holders, Christopher S. Sotos or Kevin P. Malcarney, will have the discretion to vote your shares.
HOW MANY VOTES MUST BE PRESENT TO HOLD THE ANNUAL MEETING?
We will have a quorum, and will be able to conduct the business of the Annual Meeting, if the holders of a majority in voting power of the outstanding shares of our Class A, Class B, Class C and Class D common stock entitled to vote at the Annual Meeting are represented through virtual attendance or by proxy at the Annual Meeting. As of the record date, there were 78,584,487 votes entitled to be cast in the aggregate by the holders of all shares of our common stock outstanding, consisting of:
•
34,599,645 shares of our Class A common stock (representing the same number of votes);

•
42,738,750 shares of our Class B common stock (representing the same number of votes);

•
81,870,436 shares of our Class C common stock (representing 818,704 votes); and

•
42,738,750 shares of our Class D common stock (representing 427,388 votes).

The presence of holders entitled to cast at least 39,292,244 votes will be required to establish a quorum. Both abstentions and broker non-votes, if any, are counted as present for determining the presence of a quorum. For more information regarding the treatment of abstentions and broker non-votes, see “What are abstentions and broker non-votes and how are they treated?”
WHAT VOTE IS REQUIRED TO APPROVE EACH PROPOSAL?
1.
Election of Directors  —  The nominees for election as directors at the Annual Meeting will be elected by the vote of a plurality of the votes entitled to be cast by all shares of our common stock entitled to vote on the election, voting as a single class and represented through virtual attendance or by proxy at the Annual Meeting. This means the director nominees receiving the highest number of affirmative votes will be elected as directors. Votes withheld from a director nominee will have no effect on the election of the director from whom votes are withheld.

2.
Say on Pay Proposal  —  This proposal requires the affirmative vote of the majority in voting power of the shares of our common stock present through virtual attendance or represented by proxy at the Annual Meeting and entitled to vote on the proposal. While this is an advisory vote, the Board and the Compensation Committee value the opinions of stockholders and if there are a significant number of votes against this proposal, the Board and the Compensation Committee will consider stockholders’ concerns and evaluate actions necessary to address those concerns.

3.
Ratification of Ernst & Young LLP’s Appointment Proposal  —  This proposal requires the affirmative vote of a majority in voting power of the shares of our common stock present through virtual attendance or represented by proxy at the Annual Meeting and entitled to vote on the proposal. If the selection of Ernst & Young LLP as our independent registered public accounting firm is not ratified, the Audit Committee will reconsider its selection.

WHAT ARE ABSTENTIONS AND BROKER NON-VOTES AND HOW ARE THEY TREATED?
An abstention occurs when a stockholder or its proxy is present at the meeting and entitled to vote on a proposal but either expressly abstains or does not vote on the proposal. A “broker non-vote” occurs when a broker has not received voting instructions from the beneficial owner with respect to the proposal and the broker does not have discretionary authority to vote the shares because the proposal is non-routine. Brokers who do not receive instructions from the beneficial owner are entitled to vote on the Ratification of Ernst & Young LLP’s Appointment Proposal, but do not have the discretion to vote on the election of directors or the Say on Pay Proposal. Broker non-votes and abstentions, if any, will be treated as follows with respect to votes on each of the proposals:

Proposal	Treatment of Abstentions	Treatment of Broker Non-Votes
1. Election of Directors	No effect on this proposal.	No effect on this proposal.
2. Say on Pay Proposal	Counted toward the tabulation of votes on this proposal and will have the same effect as a vote AGAINST this proposal.	No effect on this proposal.
3. Ratification of Ernst & Young LLP’s Appointment Proposal	Counted toward the tabulation of votes on this proposal and will have the same effect as a vote AGAINST this proposal.	Not applicable since brokers have discretionary authority to vote on this proposal.
HOW DO I VOTE?
If you hold shares of Class A, Class B, Class C or Class D common stock directly as the stockholder of record, you may vote through virtual attendance at the Annual Meeting, by granting a proxy or, if you hold shares in street name (through a bank, broker, trustee or other nominee), by submitting voting instructions to your bank, broker, trustee, or nominee. You may vote over the Internet, by telephone, by mail if you have a paper copy of the proxy materials, or through virtual attendance at the Annual Meeting. Please refer to the summary instructions below and those included on your proxy card or, for shares held in street name, the voting instruction card included by your bank, broker, trustee, or nominee.
•
Vote By Internet:   If you have Internet access, you may submit your proxy from any location in the world 24 hours a day, 7 days a week, up until 11:59 p.m., Eastern Time, on April 27, 2022 by visiting the website provided on the Notice of Internet Availability of Proxy Materials (Notice of Availability) or voting instruction card. If you vote by using the Internet, you do not need to return your proxy card or voting instruction card.

•
Vote By Telephone:   If you live in the United States, you may use any touch-tone telephone to vote your proxy toll-free 24 hours a day, 7 days a week, up until 11:59 p.m., Eastern Time, on April 27, 2022. The telephone number is printed on your proxy card or voting instruction card. If you vote by telephone, you do not need to return your proxy card or voting instruction card.

•
Vote By Mail:   If you received or requested a paper copy of the materials, you may submit your proxy by signing your proxy card or, for shares held in street name, the voting instruction card included by your broker, trustee, or nominee, and mailing it in the enclosed, postage-paid, addressed envelope. If you provide specific voting instructions, your shares will be voted as you instruct. If you sign, but do not provide instructions, your shares will be voted as the Board recommends. Mark, sign, and date your proxy card and return it in the postage-paid envelope provided as soon as possible as it must be received by the Company prior to April 28, 2022, the Annual Meeting date.

•
Vote During the Virtual Annual Meeting:    To vote during the virtual Annual Meeting, Stockholders of record at the close of business on March 3, 2022, or their legal proxy holders, must register for and log in to www.virtualshareholdermeeting.com/CWEN2022 using their 16-digit control number provided on their proxy card. Stockholders holding shares in a joint account may virtually attend the meeting if they provide proof of joint ownership, and if each stockholder follows the admission requirements described below. Please refer to “How can I vote virtually during the Annual Meeting” on page 65.

MAY I CHANGE MY VOTE?
You may change your proxy instructions or revoke your proxy at any time prior to the vote at the Annual Meeting. For shares held directly in your name, you may accomplish this by: (a) delivering a written notice of revocation bearing a later date than the proxy being revoked, (b) signing and delivering a later dated written proxy relating to the same shares, or (c) virtually attending the Annual Meeting and voting (although virtual attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). For shares held in street name, you may change your vote by submitting new voting instructions to your broker, trustee, or nominee, or by attending the Annual Meeting and voting using your 16-digit control number.

HOW CAN I VOTE VIRTUALLY DURING THE ANNUAL MEETING?
Stockholders of record at the close of business on March 3, 2022, or their legal proxy holders, will be able to access the Annual Meeting webcast, ask questions and vote online at www.virtualshareholdermeeting.com/CWEN2022 by entering their 16-digit control number provided on their proxy card. This website also will contain instructions to participate in the virtual Annual Meeting.
WHAT HAPPENS IF I DO NOT PROVIDE INSTRUCTIONS AS TO HOW TO VOTE?
If you sign your proxy card or voting instruction card with no further instructions, your shares will be voted in accordance with the recommendations of the Board.
WHERE CAN I OBTAIN THE LIST OF STOCKHOLDERS ENTITLED TO VOTE?
The names of stockholders of record entitled to vote at the Annual Meeting will be available at the website for the Annual Meeting at www.virtualshareholdermeeting.com/CWEN2022 and for ten days prior to the meeting for any purpose germane to the Annual Meeting, between the hours of 8:30 a.m. and 5:00 p.m., Eastern Time, at our principal executive offices at 300 Carnegie Center, Suite 300, Princeton, New Jersey 08540. Please contact our Corporate Secretary if you wish to review the list of stockholders at our principal executive offices.
WHO PAYS THE COST OF SOLICITATION OF PROXIES?
We will pay for the cost of preparing, assembling, printing, mailing and distributing these proxy materials. Our directors and officers may solicit proxies or votes in person, by telephone, or by electronic communication. Such individuals will not receive any additional compensation for these solicitation activities. We have retained MacKenzie Partners, Inc. to assist us in soliciting your proxy for an estimated fee of $25,000, plus reasonable out-of-pocket expenses. We will also reimburse brokerage houses and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and any other solicitation materials to beneficial owners of our common stock.
WHO IS THE COMPANY’S TRANSFER AGENT?
Our transfer agent is Computershare. All communications concerning stockholder inquiries can be handled by contacting Clearway Energy, Inc. c/o Computershare, Computershare Investor Services, by regular mail to P.O. Box 505000, Louisville, KY 40233-5000, by overnight delivery to 462 South 4th Street, Suite 1600, Louisville, KY 40202, or by telephone at 1-877-498-8861, or 1-781-575-2725 (outside the U.S. and Canada), or 1-800-952-9245 (Hearing Impaired-TTY). Their website is http://www.computershare.com. Certificates for transfer and address changes should be sent either by regular mail to Computershare, P.O. Box 505000, Louisville, KY 40233-5000 or by overnight delivery to Computershare, 462 South 4th Street, Suite 1600, Louisville, KY 40202.
WHY DID I RECEIVE A ONE-PAGE NOTICE IN THE MAIL REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS INSTEAD OF A FULL SET OF PROXY MATERIALS?
Pursuant to rules adopted by the SEC, we are using the Internet as the primary means of furnishing proxy materials to stockholders. Accordingly, we are sending the Notice of Availability to our stockholders. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice of Availability or request a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice of Availability. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. We encourage stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of our annual meetings.
WHAT IS “HOUSEHOLDING”?
We have adopted a procedure approved by the SEC called “householding.” Under this procedure, multiple stockholders who share the same last name and address and do not participate in electronic delivery will receive only one copy of the proxy materials or the Notice of Availability. We have undertaken householding to reduce our printing costs and postage fees. Stockholders may elect to receive individual copies of the proxy materials or Notice of Availability at the same address by contacting Broadridge Financial Solutions, Inc. by telephone at 1-866-540-7095, by mail at Broadridge Financial Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, New York 11717, or by e-mail at sendmaterial@proxyvote.com. Stockholders who are receiving individual copies of such materials, and who would like to receive single copies at a shared address, may contact Broadridge Financial Solutions, Inc. with this request by using the contact information provided above.
HOW CAN I REQUEST ADDITIONAL MATERIALS?
Stockholders may request additional copies of the proxy materials or Notice of Availability by contacting Broadridge Financial Solutions, Inc. by telephone at 1-800-579-1639 or by e-mail at sendmaterial@proxyvote.com.
WHOM SHOULD I CALL IF I HAVE QUESTIONS ABOUT THE ANNUAL MEETING?
If you have any questions or need any assistance in voting your shares, please contact our proxy solicitor:
MacKenzie Partners, Inc.
1407 Broadway, 27th Floor
New York, NY 10018
Toll Free: (800) 322-2885
Collect: (212) 929-5500
Fax: (646) 439-9201
Email: proxy@mackenziepartners.com
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REQUIREMENTS FOR SUBMISSION OF STOCKHOLDER PROPOSALS FOR
THE 2023 ANNUAL MEETING OF STOCKHOLDERS
STOCKHOLDER PROPOSALS FOR INCLUSION IN THE COMPANY’S PROXY STATEMENT FOR THE 2023 ANNUAL MEETING OF STOCKHOLDERS
Deadline
In order for a stockholder proposal to be considered for inclusion in our proxy statement for the 2023 Annual Meeting, our Corporate Secretary must receive the proposal no later than the close of business on November 17, 2022, which is the 120th day prior to the first anniversary of the date on which this Proxy Statement was first released to our stockholders in connection with the 2022 Annual Meeting. If we change the date of the 2023 Annual Meeting by more than 30 days from the anniversary of this year’s Annual Meeting, stockholder proposals must be received a reasonable time before we begin to print and mail the proxy materials for the 2023 Annual Meeting in order to be considered for inclusion in our proxy statement.
Method of Submitting Proposals
Proposals must be sent via registered, certified, or express mail (or other means that allows the stockholder to determine when the proposal was received by the Corporate Secretary) to the Corporate Secretary, Clearway Energy, Inc., 300 Carnegie Center, Suite 300, Princeton, New Jersey 08540. Proposals must contain the information required under our Bylaws, a copy of which is available upon request to our Corporate Secretary, and also must comply with the SEC’s regulations regarding the inclusion of stockholder proposals in Company-sponsored proxy materials.
STOCKHOLDER PROPOSALS OR STOCKHOLDER NOMINATION OF DIRECTOR TO BE BROUGHT AT THE 2023 ANNUAL MEETING (WITHOUT INCLUSION IN THE COMPANY’S PROXY STATEMENT)
Alternatively, stockholders intending to present a proposal or nominate a director for election at the 2023 Annual Meeting without having the proposal or nomination included in our proxy statement must comply with the requirements set forth in our Bylaws and summarized below.
Deadline
Our Bylaws require, among other things, that our Corporate Secretary receive the proposal or nomination no earlier than the close of business on the 120th day, and no later than the close of business on the 90th day, prior to the first anniversary of this year’s Annual Meeting, unless the 2023 Annual Meeting is more than 30 days before or more than 70 days after such anniversary date. For our 2023 Annual Meeting, our Corporate Secretary must receive the proposal or nomination no earlier than December 29, 2022 and no later than the close of business on January 28, 2023, unless the 2023 Annual Meeting is held earlier than March 29, 2023 or later than July 7, 2023, in which case the proposal or nomination should be received no earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of (a) the 90th day prior to the date of the 2023 Annual Meeting or (b) the 10th day following the day on which the date of the 2023 Annual Meeting is first publicly announced by the Company.
Information Required
The proposal or nomination must contain the information required by Article II, Section 11 of the Bylaws, a copy of which is available upon request to our Corporate Secretary. If the stockholder does not meet the applicable deadlines or comply with the requirements of SEC Rule 14a-4, we may exercise discretionary voting authority under proxies we solicit to vote, in accordance with our best judgment, on any such proposal.

CLEARWAY ENERGY, INC. C/O OFFICE OF GENERAL COUNSEL 300 CARNEGIE CENTER SUITE 300 PRINCETON, NJ 08540 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on April 27, 2022. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/CWEN2022 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on April 27, 2022. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY The Board of Directors recommends you vote FOR the following: For Withhold For All All All Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 1. Election of Directors Nominees 0 0 0 01) Jonathan Bram 02) Nathaniel Anschuetz 03) Brian R. Ford 04) Jennifer Lowry 05) Bruce MacLennan 06) Ferrell P. McClean 07) Daniel B. More 08) E. Stanley O'Neal 09) Christopher S. Sotos The Board of Directors recommends you vote FOR proposals 2 and 3. For Against Abstain 2. To approve, on a non-binding advisory basis, Clearway Energy, Inc.'s executive compensation. 3. To ratify the appointment of Ernst & Young LLP as Clearway Energy, Inc.'s independent registered public accounting firm for the 2022 fiscal year. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. 0 0 0 0 0 0 Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com CLEARWAY ENERGY, INC. ANNUAL MEETING OF STOCKHOLDERS April 28, 2022 9:00 A.M. (Eastern Time) Virtual via live webcast on the Internet at www.virtualshareholdermeeting.com/CWEN2022 This Proxy Voting Instruction Card is Solicited on Behalf of the Board of Directors of Clearway Energy, Inc. for the 2022 Annual Meeting of Stockholders. The undersigned hereby constitutes and appoints Christopher S. Sotos and Kevin P. Malcarney, and each of them, attorneys and proxies with full power of substitution, to represent the undersigned and to vote all shares of Class A common stock, $0.01 par value, Class B common stock, $0.01 par value, Class C common stock, $0.01 par value and Class D common stock, $0.01 par value, of Clearway Energy, Inc. (the "Company"), that the undersigned would be entitled to vote through virtual attendance at the 2022 Annual Meeting of Stockholders of the Company, to be held on April 28, 2022, at 9:00 A.M. (Eastern Time) online at www.virtualshareholdermeeting.com/CWEN2022, and at any adjournments or postponements thereof (the "Meeting"), as herein specified and in such proxyholder's discretion upon any other matters that may properly come before the Meeting including, without limitation, to vote on the election of such substitute nominees as such proxies may select in the event nominee(s) named on their card become(s) unable to serve as director. By granting this proxy, the undersigned hereby revokes any proxy previously granted by the undersigned. THIS PROXY WILL BE VOTED AS DIRECTED. IF NOT OTHERWISE DIRECTED, THIS PROXY WILL BE VOTED "FOR" THE NOMINEES LISTED UNDER PROPOSAL 1 AND "FOR" PROPOSALS 2 AND 3. Continued and to be signed on reverse side